UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RIGEL PHARMACEUTICALS, INC.

1180 Veterans Boulevard

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2017

DEAR STOCKHOLDER:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the “Company” or “Rigel”), will be held on Thursday, May 11, 2017 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080, for the following purposes:

1. To elect the nominees, Walter H. Moos and Raul R. Rodriguez to the Board of Directors of the Company (the “Board”) to hold office until the 2020 Annual Meeting of Stockholders.

2. To approve the Company’s 2011 Equity Incentive Plan, as amended (the “2011 Plan”) to (i) increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 4,500,000 shares and (ii) add a definitive term of ten years to any appreciation rights granted.

3. To approve the Company’s 2000 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Directors’ Plan by 800,000 shares.

4. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
5. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
6. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.
7. To conduct any other business properly brought before the meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 17, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any continuation, postponement or adjournment thereof. We appreciate your continued confidence in Rigel and look forward to seeing you at the meeting on May 11, 2017.

IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 11, 2017

THIS PROXY STATEMENT, NOTICE OF ANNUAL MEETING AND FORM OF PROXY CARD AND THE 2016 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE TO YOU AT HTTP://WWW.PROXYVOTE.COM.

WE ENCOURAGE YOU TO ACCESS AND REVIEW THE IMPORTANT INFORMATION CONTAINED IN ALL OF THE PROXY MATERIALS BEFORE VOTING.

By Order of the Board of Directors,

Dolly A. Vance
Corporate Secretary
South San Francisco, California
March 29, 2017

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET, BY TELEPHONE, OR BY REQUESTING A PRINTED OR ELECTRONIC COPY OF A FULL SET OF THE PROXY MATERIALS AND COMPLETING, SIGNING AND RETURNING THE PROXY CARD AS INSTRUCTED IN THE MATERIALS.

INSTRUCTIONS ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET, OR TO REQUEST THAT A PAPER OR ELECTRONIC COPY OF THE FULL SET OF PROXY MATERIALS BE SENT TO YOUR SPECIFIED POSTAL OR EMAIL ADDRESS, MAY BE FOUND IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO STOCKHOLDERS ON MARCH 29, 2017.

ANY PROXY THAT WILL NOT BE DELIVERED IN PERSON TO THE ANNUAL MEETING MUST BE RECEIVED BY US NO LATER THAN 11:59 P.M. EASTERN TIME ON WEDNESDAY, MAY 10, 2017. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST BRING WITH YOU A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER CONFIRMING THAT YOU ARE THE BENEFICIAL OWNER OF THOSE SHARES.

RIGEL PHARMACEUTICALS, INC.

1180 Veterans Boulevard

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have decided to provide access to our proxy materials to our stockholders via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website or request a paper or electronic copy of the full set of proxy materials for review prior to voting. Instructions on how to access the proxy materials over the Internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice.

We intend to mail the Notice on or about March 29, 2017 to all stockholders of record as of March 17, 2017 who are entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY PROXY MATERIALS BY MAIL OTHER THAN THE NOTICE?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1‑800‑579‑1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

HOW DO I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be held on Thursday, May 11, 2017 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080. Information on how to vote in person at the Annual Meeting is discussed below. Directions to the Annual Meeting may be found online at http://www.rigel.com/index.php/contact-us/.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on March 17, 2017 are entitled to vote at the Annual Meeting. On this record date, there were 122,286,903 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on March 17, 2017, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. We must receive any proxy cards that will not be delivered in person at the Annual Meeting, or proxies submitted telephonically or over the internet, no later than 11:59 p.m. Eastern Time on Wednesday, May 10, 2017.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on March 17, 2017, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring the proxy with you to the Annual Meeting.

WHAT AM I VOTING ON?

There are six matters scheduled for a vote at the Annual Meeting:

•	Election of Walter H. Moos and Raul R. Rodriguez to the Board to hold office until the 2020 Annual Meeting of Stockholders;
•

Approval of the 2011 Plan, as amended to (i) increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 4,500,000 shares and (ii) add a definitive term of ten years to any appreciation rights granted;

•	Approval of the Directors’ Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the Directors’ Plan by 800,000 shares;
•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules;
•	Advisory approval of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and
•	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

WHAT IF ANOTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW DO I VOTE?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may either vote “For” or “Against” or abstain from voting or, in the case of the proposal regarding the frequency of stockholder advisory votes on executive compensation, “one year”, “two years”, “three years” or “abstain”. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using one of the following methods:

•	In Person: To vote in person, come to the Annual Meeting and bring your proxy card or request a ballot in order to vote your shares.
•

Internet:  To vote via the Internet, go to www.proxyvote.com. You can use the Internet to transmit your voting instructions and to elect for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. Please have your proxy card in hand when you access the website and follow the instructions provided.

•

Telephone:  To vote by telephone, call 1‑800‑690‑6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2017. Please have your proxy card in hand when you call and follow the instructions provided.

•

Mail:  To vote by mail, you must first request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1‑800‑579‑1639. Please have your proxy card in hand when you access the website or call and follow the instructions. Upon receipt of the materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from Rigel. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and bring this proxy with you to the Annual Meeting. Follow the instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

Please see the Notice or the information your bank, broker, or other holder of record provided you for more information on these proxy voting options.

Voting Via the Internet or by Telephone

We provide Internet voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with accessing the Internet, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 17, 2017.

WHAT HAPPENS IF I DO NOT VOTE?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter.” Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3, 4 and 5 without your instructions, but may vote your shares on Proposal 6 even in the absence of your instruction.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (a) “For” the election of Walter H. Moos and Raul R. Rodriguez to the Board to hold office until the 2020 Annual Meeting of Stockholders; (b) “For” approval of the 2011 Plan, as amended to (i) increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 4,500,000 shares and (ii) add a definitive term of ten years to any appreciation rights granted; (c) “For” approval of the Directors’ Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the Directors’ Plan by 800,000 shares; (d)”For” the advisory approval of executive compensation; (e) For “one year” as the preferred frequency of advisory votes to approve executive compensation; and (f) “For” ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please see “How are the votes counted?” and “What are “Broker Non-Votes?” below.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees will not be paid any additional compensation for soliciting proxies.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.

CAN I CHANGE OR REVOKE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•

You may submit another properly completed proxy card with a later date by mail, or grant a subsequent proxy via the Internet or by telephone. Your most current proxy card or telephone or Internet proxy is the one that is counted and must be received before 11:59 P.M. Eastern Time on May 10, 2017. All other proxies previously submitted will be automatically revoked.

•	You may send a timely written notice that you are revoking your proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	You may attend the Annual Meeting and vote in person. However, simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank regarding how to change or revoke your proxy.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes, votes “one year”, “two years”, “three years” and “Abstain”; and with respect to all other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes for each proposal. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE “BROKER NON-VOTES”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

Each nominee presented in Proposal 1 must be elected by a majority of the votes cast. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes “For” a nominee exceeds the number of votes “Withheld” (among votes properly cast in person or by proxy), then the nominee will be elected. Broker non-votes will have no effect.

•

To be approved, Proposal 2, the approval of the 2011 Plan, as amended, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 3, the approval of the Directors’ Plan, as amended, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For Proposal 5, advisory approval of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, the choice of frequency receiving the largest number of “For” votes from the holders of shares either present in person or represented by proxy and entitled to vote will determine the approved frequency. If you “Abstain” from voting, it will have the same effect as no vote being cast. Broker non-votes will have no effect.

•

To be approved, Proposal 6, ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Rigel for the fiscal year ending December 31, 2017, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as Rigel’s independent registered public accounting firm is not required, the Board is submitting Proposal 6 to the stockholders for ratification as a matter of good corporate practice. See Proposal 6 for more information regarding stockholder ratification.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 122,286,903 shares outstanding and entitled to vote. Thus, the holders of 61,143,452 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If there is no quorum, the chairman or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a report on Form 8‑K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and must comply with all requirements of Rule 14a‑8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by November 29, 2017 to Rigel’s Secretary at 1180 Veterans Boulevard, South San Francisco, California 94080. However, if Rigel’s 2017 Annual Meeting of Stockholders is not held between April 12, 2017 and June 10, 2017, then the deadline will be a reasonable time prior to the time Rigel begins to print and mail its proxy materials. If you wish to submit a proposal or nominate a director, not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 11, 2018 and no later than the close of business on February 9, 2018. However, if Rigel’s 2017 Annual Meeting of Stockholders is not held between April 11, 2018 and June 10, 2018, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2018 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2018 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Rigel has not been provided with timely notice and (ii) any proposal made in accordance with Rigel’s Bylaws, if the 2018 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) promulgated under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

Rigel’s Board of Directors (the “Board”) is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven members, and currently there are no vacancies. There are three directors in the class whose term of office expires in 2017 and each were previously elected by our stockholders. Each of the nominees listed below is currently a director of the Company. As previously announced, on February 22, 2017, Dr. Sherwin, who has been a director since March 2000, notified us of his decision to resign as a member of the Board, effective as of the Annual Meeting, and, as a result, the size of the Board will be reduced to six members. As a result of Dr. Sherwin’s resignation, effective February 24, 2017, and solely in order to provide for an equal apportionment of the members of the among the three classes of the Company’s classified Board, Mr. Rodriguez resigned from the Board as a director continuing in office until the 2018 Annual Meeting of Stockholders and was immediately reappointed by the Board as a director continuing in office until the 2017 Annual Meeting. If elected at the Annual Meeting, each of these nominees, except Dr. Sherwin, would serve until the 2020 Annual Meeting and until his successor is elected and has qualified, or sooner in the event of the director’s death, resignation or removal. It is Rigel’s policy to encourage directors and nominees for director to attend the Annual Meeting. A majority of our directors attended the 2016 Annual Meeting of Stockholders.

In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at that Annual Meeting. In a non-contested election involving incumbent directors, our Bylaws provide that, if the votes cast “For” an incumbent director nominee do not exceed the number of votes “Withheld”, the incumbent director will offer to tender his resignation to the Board. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether an incumbent director has been elected. The Nominating and Corporate Governance Committee of the Board will review the circumstances surrounding the “Withheld” vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of Rigel and our stockholders and will consider all factors and relevant information. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision, as well as the rationale behind it, within 90 days from the date of certification of the stockholder vote. The director who tenders his resignation will not participate in the Board’s or the Nominating and Corporate Governance Committee’s decisions.

In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to nominate each director for the upcoming term. The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the nominee should continue to serve on the Board. However, each member of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members of the Board.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Walter H. Moos, Ph.D., age 62, joined us as a director in March 1997. In February 2017, Dr. Moos became Chief Executive Officer of ShangPharma Innovation, Inc., a global pharmaceutical incubator investing in therapeutics and biotechnologies. Dr. Moos retired from SRI International in January 2016, where he served as Vice President and head of the bioscience division since March 2005 and President of SRI Biosciences since January 2015. From 1997 to 2004, Dr. Moos served as the Chairman and Chief Executive Officer of MitoKor, Inc., a biotechnology company. Prior to that, he served as a Vice President of Chiron Corporation, a biotechnology company, and as a Vice President at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company. He has been an Adjunct Professor at the University of California, San Francisco, since 1992. Dr. Moos served on the board of directors of MIGENIX Inc., a biopharmaceutical company, from 2004 to 2008. He has also served on the boards of, and been a consultant to, numerous U.S. and international companies and several non-profit organizations. Dr. Moos has been an advisor to the National Academy of Sciences and venture capital firms. Dr. Moos holds an A.B. from Harvard University and a Ph.D. in Chemistry from the University of California Berkeley.

The Board concluded that Dr. Moos should continue to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, as well as his expertise in the chemical sciences, which is particularly relevant to our business as we are a company focused on small molecules.

Raul R. Rodriguez, age 56, was appointed President and Chief Executive Office and a member of the Board of Directors in November 2014. Until then, he had served as our President and Chief Operating Officer since May 2010. He joined us as Vice President, Business Development in April 2000, became our Senior Vice President, Business Development and Commercial Operations in December 2002 and became our Executive Vice President and Chief Operating Officer in June 2004. From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company. From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company, a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his Bachelor’s degree from Harvard College, Mr. Rodriguez went on to earn his Masters of Public Health at the University of Illinois and subsequently received his M.B.A. at the Stanford Graduate School of Business.

The Board concluded that Mr. Rodriguez should continue to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, including his operational experience and deep understanding of our business as our President and Chief Executive Officer.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Gary A. Lyons, age 65, joined us as a director in October 2005 and was appointed Chairman of the Board in January 2016. Mr. Lyons is also a member of the board of directors of Neurocrine Biosciences, Inc., a biopharmaceutical company. Mr. Lyons served as Neurocrine’s Chief Executive Officer and member of its board of directors from 1993 until 2008. Mr. Lyons also serves on the board of directors of Vical, Inc. and Cytori Therapeutics, Inc., and is chairman of the board at Retrophin, Inc., each a biopharmaceutical company. He served on the board of directors of PDL BioPharma, Inc., a biopharmaceutical company, from July 2008 until he resigned in December 2008 to join the board of directors of Facet Biotech Corporation following Facet’s spin-off from PDL, and served on the board of directors there until Facet’s acquisition by Abbott Laboratories in April 2010. Mr. Lyons also served on the board of directors of NeurogesX, Inc. and KalaBios Pharmaceuticals, Inc., each a biopharmaceutical company. From 1983 to 1993, he held a number of management positions at Genentech, including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech’s Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech’s Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Mr. Lyons was selected to serve as a member of the Board in part due to his extensive experience negotiating and developing collaborative relationships, his sales expertise and his track record of assessing the market for pharmaceutical candidates, all of which are key to the success of our business.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Peter S. Ringrose, Ph.D., age 71, joined us as a director in February 2005. Dr. Ringrose’s experience in the pharmaceutical industry spans more than 40 years and includes key leadership positions as Senior Vice President for Worldwide Drug Discovery and Medicinal R & D Europe at Pfizer Inc., a pharmaceutical company, and Division Director of Chemotherapy, Infectious Diseases and Molecular Sciences at the Sandoz Research Institute in Vienna, Austria. In 2002, Dr. Ringrose retired from Bristol-Myers Squibb, a pharmaceutical company, where he served as Chief Scientific Officer from January 2000 to December 2002, as well as President of the Pharmaceutical Research Institute from January 1997 to December 2002. Dr. Ringrose served as chair of the Biotechnology and Biological Sciences Research Council (UK) from 2003 until 2009, and was a member of the UK Government’s Technology Strategy Board. He is a Council member of the Foundation for Science and Technology in the United Kingdom and also chairs the Corporate Partnership Board at Pembroke College, Cambridge where he is a lifetime Honorary Pitt Fellow. Dr. Ringrose served on the board of directors of Theravance, Inc. from April 2010 until June 2014, when Theravance Biopharma, Inc. was spun off from Theravance, Inc., and has served on the board of directors of Theravance Biopharma, Inc. since October 2013. Dr. Ringrose was a director of Astex Therapeutics, Inc., a biopharmaceutical company, until September 2011 when it was acquired, was a director of Biotica Technology, Ltd. until December 2013, and served on the Scientific Advisory Boards of Schering-Plough Research Institute, Cempra Pharmaceuticals, Inc. and Accenture Inc. Dr. Ringrose also served on the board of governors for the New York Academy of Sciences from 1999 to 2005. He has served on the boards of Cambridge Antibody Technology Ltd., ImClone Systems, Inc. and Pfizer, Ltd. and on the Scientific Advisory Board at Merlin Biosciences Ltd. Dr. Ringrose received a B.S., an M.A. and a Ph.D. from the University of Cambridge.

Dr. Ringrose was selected to serve as a member of the Board in part due to his extensive research experience at large pharmaceutical companies, enabling the Board to benefit from his insight when negotiating partnership deals with large pharmaceutical companies, which is a core element of our business model.

Bradford S. Goodwin, age 62, joined us as a director in January 2007. Mr. Goodwin is currently CEO of CharlestonPharma, LLC, a biopharmaceutical company. Mr. Goodwin’s prior public company board service includes NeurogesX from August 2009 to July 2013, Facet Biotech Corporation from December 2008 to April 2010, when Facet was acquired by Abbott Laboratories, PDL BioPharma from 2006 to 2008, CoTherix, Inc., a biopharmaceutical company, from 2004 until 2007, when it was acquired by Actelion Pharmaceuticals Ltd., and Novacea, Inc., a publicly held biopharmaceutical company focused on in licensing, developing and commercializing novel therapies for cancer, from 2002 until 2006. From 2001 to 2006, he was Chief Executive Officer of Novacea. Prior to Novacea, Mr. Goodwin was President, Chief Operating Officer and Founder of Collabra Pharma, Inc., a company focused on pharmaceutical product licensing and development. Before founding Collabra, he held various senior executive positions with Genentech, including Vice President of Finance. After becoming a CPA while working as an auditor at PricewaterhouseCoopers, he served on expert advisory committees of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the International Accounting Standards Board. Mr. Goodwin is also a co-founder and director of finance for The Rare Barrel, a craft brewery specializing in barrel aged sour beer, which commenced brewing operations in February 2013. He holds a B.S. in Business Administration from the University of California, Berkeley.

Mr. Goodwin was selected to serve as a member of the Board in part due to his financial expertise and extensive public accounting and corporate governance experience, as well as his experience sitting on the audit committees of other public companies.

Keith A. Katkin, age 45, joined us as a director in June 2015. Mr. Katkin is currently a member of the board of directors of Avanir Pharmaceuticals, a position he has held since March of 2007. Mr. Katkin joined Avanir in July of 2005 as the senior vice president of Sales and Marketing and a member of Avanir’s executive management team and served as its president and CEO from 2007 to 2016. Mr. Katkin was responsible for creating and executing the plan that led to the approval of Nuedexta, the growth of the company to commercial success, and the recent acquisition of the company by Otsuka Pharmaceutical Co. in January 2015. Prior to joining Avanir, Mr. Katkin served as the vice president, Commercial Development for Peninsula Pharmaceuticals, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson and Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Amgen and Abbott Laboratories. In addition to Avanir, Mr. Katkin is currently a member of the board of directors of Carbylan Therapeutics, Inc., the Brain Injury Association of America and CoverMyMeds, and is chairman of the board of directors of OticPharma Ltd. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and earned his B.S. in Business and Accounting from Indiana University. Mr. Katkin became a licensed certified public accountant in 1995.

Mr. Katkin was selected to serve as a member of the Board in part due to his extensive experience in commercial development, business development and operational management in the biopharmaceutical industry, particularly with regard to product launches, all of which are key to the success of our business.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Nasdaq Stock Market (“Nasdaq”) listing standards require that a majority of the members of a listed company’s Board of Directors qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel from time to time to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq.

Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his family members, and Rigel, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Raul R. Rodriguez, our Chief Executive Officer who is not an independent director by virtue of his employment with the Company. In making this determination, the Board found that none of the directors or nominees for director determined to be independent by the Board had a material or other disqualifying relationship with Rigel.

Meetings of the Board of Directors

The Board met four times during fiscal year 2016. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served that were held during the period for which they were directors or committee members, respectively. As required under applicable Nasdaq listing standards, in fiscal year 2016, Rigel’s independent directors met in executive session, at which only independent directors were present, at every regularly scheduled meeting of the Board.

Board Leadership Structure

Currently, the Board has an independent chair, Mr. Lyons, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. The Board has no specific policy with respect to the separation of the positions of Board chair and Chief

Executive Officer, and believes that separation of the positions represents an appropriate allocation of roles and responsibilities at this time.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent to their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports, as well as incidental reports, as matters arise, from our General Counsel, who is also our Corporate Secretary and compliance officer. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the General Counsel the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee and a Scientific and Clinical Trial Advisory Committee. The following table provides membership and meeting information for fiscal year 2016 for each of the Board committees:

Name	Audit	Compensation	Finance	Nominating and Corporate Governance	Scientific and Clinical Trial Advisory Committee
Raul R. Rodriguez			X
Keith A. Katkin	X	X
Donald G. Payan, M.D. (1)
Bradford S. Goodwin	X*		X*
Gary A. Lyons (2)	X	X	X
Walter H. Moos, Ph.D.		X*		X	X
Peter S. Ringrose, Ph.D.				X*	X*
Stephen A. Sherwin, M.D. (3)	X			X	X
Total meetings in fiscal year 2016:	7	4	1	1	2

*     Committee Chairperson

(1)	Dr. Payan retired and resigned as a director on September 15, 2016.
(2)	Mr. Lyons joins the Audit Committee on May 11, 2017, effective upon Dr. Sherwin’s resignation on May 11, 2017.
(3)	Dr. Sherwin has tendered his resignation as a director and ceases to be a member of the Audit Committee, Governance Committee and Scientific and Clinical Trial Advisory Committee on May 11, 2017.

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee Rigel’s corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent public registered accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed audit, review and attest services and any permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Rigel’s audit engagement team as required by law; reviews and assesses the objectivity and independence of our independent registered public accounting firm; reviews the financial statements to be included in Rigel’s Annual Report on Form 10‑K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Rigel’s quarterly financial statements; reviews with management the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s periodic reports filed with the SEC; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the results of management’s efforts to monitor compliance with Rigel’s programs and policies designed to ensure adherence to applicable laws and rules and Rigel’s Code of Conduct, including reviewing and approving related-party transactions. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

The following three directors are the current members of the Audit Committee and were members of the Audit Committee for all of 2016: Mr. Goodwin, Mr. Katkin and Dr. Sherwin. The Audit Committee met seven times during fiscal year 2016. Mr. Lyons replaces Dr. Sherwin as a member of the Audit Committee effective upon the Annual Meeting and Mr. Lyons was previously a member of the Audit Committee from the beginning of 2015 until he was replaced by Mr. Katkin on August 25, 2015. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://media.corporate-ir.net/media_files/IROL/12/120936/Rigel_Audit_Committee_Charter.pdf.

The Board reviews the Nasdaq listing standards definition of “independence” for Audit Committee members on an annual basis and has determined that all members of Rigel’s Audit Committee are independent (as independence is currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Messrs. Goodwin, Katkin and Lyons and Dr. Sherwin each qualify as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For each of Messrs. Goodwin, Katkin and Lyons and Dr. Sherwin, the Board made a qualitative assessment of their individual levels of knowledge and experience, based on a number of factors, including their respective formal education and the fact that each is a former chief executive officer with financial oversight responsibilities, as well as Mr. Katkin’s experience as a licensed certified public accountant, Mr. Goodwin’s experience as a principal accounting officer for a public company, Dr. Sherwin’s extensive knowledge of accounting principles and controls and procedures for financial reporting and his experience with the functions of an audit committee, and Mr. Lyons’s formal education and the fact that he is a former chief executive officer with financial oversight responsibilities.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Company’s management has primary responsibility for preparing the Company’s financial statements and establishing the financial reporting process. Rigel’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with Rigel’s management the audited financial statements for the fiscal year ended December 31, 2016. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received the written disclosures and the letter from the independent registered public accountants, as required by the applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent registered public accountants their independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Rigel’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2016.

Audit Committee

Bradford S. Goodwin

Keith A. Katkin

Stephen A. Sherwin, M.D.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Rigel’s compensation strategy, policies, plans and programs. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Rigel’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of Rigel’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other members of senior management; reviews and approves the compensation for Board members; administers Rigel’s stock option and stock purchase plans, bonus plans, deferred compensation plans and other similar programs; and reviews with management Rigel’s Compensation Discussion and Analysis (the “CD&A”) and considers whether to recommend that it be included in Rigel’s proxy statements and other filings. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

The following three directors are the members of the Compensation Committee: Mr. Lyons, Mr. Katkin and Dr. Moos. All members of Rigel’s Compensation Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met four times during fiscal year 2016. The Compensation Committee has adopted a written charter that is available to stockholders on our website at: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MTg2MjIxfENoaWxkSUQ9LTF8VHlwZT0z&t=1.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with a representative from management. Our General Counsel serves as the representative of management. In addition, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations regarding his compensation or individual performance

1 The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

objectives. However, the Chief Executive Officer is consulted regarding any promotion or compensation decision affecting other members of management. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Rigel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms.

During the last fiscal year, the Compensation Committee engaged Radford (an AON Hewitt Company) to review and make recommendations regarding Rigel’s peer group, executive compensation and director compensation. As compensation for these services during the last fiscal year, Radford was paid $37,850. For more information regarding the market analysis used by the Compensation Committee to set executive compensation, please see “Competitive Market Review and Benchmarking” below.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and recommended new performance objectives to the Board at one or more meetings generally held during the first quarter of the year. The Compensation Committee also considers, at various meetings throughout the year, matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Rigel’s compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation. Unanticipated circumstances can result in a promotion or a change to an individual’s compensation package. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation level and the establishment or recommendation of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee and, based upon that evaluation, the Compensation Committee either approves any adjustments to his compensation or makes a recommendation to our Board regarding any such adjustments to his compensation, as well as awards to be granted. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant or public information. The Compensation Committee referenced the peer group identified in the report of Radford in setting executive compensation and considering director compensation for 2016, as well as publicly available data provided by management on the executive and director compensation of the peer group identified by Radford.

The specific recommendations of the Compensation Committee with respect to executive and director compensation for fiscal year 2016 is described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Risk Assessment of Compensation Policies and Practices.

Members of our senior management, including our Chief Executive Officer, Chief Financial Officer and General Counsel, with oversight by the Compensation Committee, conducted an assessment of our compensation programs and policies to determine whether the incentives provided by these programs and policies were appropriate or had the potential to encourage excessive risk-taking by employees.

The assessment focused on the key terms of the Company’s equity compensation and variable cash incentive compensation programs, such as the cash incentive plans. Our compensation programs were analyzed to determine whether they introduced or encouraged excessive risk-taking or other behaviors that could have an adverse impact on our business and whether existing risk mitigation features were sufficient in light of the overall structure and composition of our compensation programs. In particular, the assessment focused on the ability of participants to affect the level of the variable component of their compensation and the controls over participant action and variable compensation.

Specific features of our compensation plans and programs identified during the assessment process as discouraging or potentially mitigating excessive risk-taking include:

•	Annual base salary, which is fixed compensation, constitutes the primary component of compensation for all employees, including for executives.
•	Performance-based cash incentive awards are primarily designed to reward corporate performance, rather than purely individual performance.
•

The vast majority of our employees earn annual salaries, although a few are paid on an hourly basis. Additionally, all of our employees are eligible for cash incentive payments based on company performance, and none are being paid on a commission basis.

•

Our internal controls over financial reporting and the measurement and calculation of compensation goals, such as corporate performance measures and other financial, operational, and compliance policies and practices, are designed to prevent compensation programs from being susceptible to manipulation by any employee.

Our compensation programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based annual cash incentive awards, which focus on short-term performance goals, and equity awards, which typically vest over a number of years and, therefore, encourage employees to focus on long-term performance.

The Compensation Committee determined that, for all employees, our compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company and, instead, encourage behaviors that support sustainable value generation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is currently, or ever has been, an officer or employee of Rigel. No executive officer of Rigel has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

Rigel has entered into indemnity agreements with all of our board members, including the members of our Compensation Committee, which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director of Rigel, and otherwise to the fullest extent permitted under Delaware law and Rigel’s Bylaws.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016.

Compensation Committee

Gary A. Lyons

Keith A. Katkin

Walter H. Moos, Ph.D.

2 The material in this Report of the Compensation Committee of the Board is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Finance Committee

The Finance Committee of the Board was formed in September 2004. The Finance Committee reviews and approves the overall strategy, plans, policies and actions related to adjustments to Rigel’s capital structure, certain financing arrangements and strategic collaborations for the Company. The following three directors were members of the Finance Committee for all of 2016: Mr. Lyons, Mr. Rodriguez and Mr. Goodwin. Other than Mr. Rodriguez, all members of Rigel’s Finance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Finance Committee met once during fiscal year 2016.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance guidelines for Rigel. In addition, our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

The following three directors were members of the Nominating and Corporate Governance Committee for all of 2016: Drs. Moos, Ringrose and Sherwin. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during fiscal year 2016. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/NominatingCommitteeCharter.pdf.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications. The Nominating and Corporate Governance Committee will generally consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrating the ability to read and understand basic financial statements, having sufficient time to devote to the affairs of Rigel, possessing a reputation for personal integrity and ethics, having demonstrated excellence in his or her field, exhibiting the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Rigel’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. The Nominating and Corporate Governance Committee also values diversity as a factor in selecting nominees to serve on the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee considers the criteria noted above in selecting nominees for directors as well as the combined background, spectrum of experience and expertise of a nominee as enhancing the diversity of the Board. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Rigel and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers all factors, as it deems appropriate, given the current needs of the Board and Rigel, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Rigel during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of Rigel’s proxy statement for the preceding annual meeting of stockholders, addressed to the Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. The deadline for nominating a director for the 2018 Annual Meeting of Stockholders is November 29, 2017. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Scientific and Clinical Trial Advisory Committee

In August 2015, the Board established a Scientific and Clinical Trial Advisory Committee consisting of Dr. Ringrose, Dr. Moos and Dr. Sherwin (until his resignation on May 11, 2017). The primary function of the Scientific and Clinical Trial Advisory Committee is to assist the Board in undertaking its oversight responsibilities with respect to the Company’s research and development activities as they related to the strategic and operating goals of the Company, and reporting to the Board about developments and strategy, at such times as the Committee determines to be appropriate. All members of Rigel’s Scientific and Clinical Trial Advisory Committee (including Dr. Sherwin until his resignation on May 11, 2017) are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Scientific and Clinical Trial Advisory Committee met twice during fiscal year 2016.

Stockholder Communications with the Board of Directors

To date, Rigel has not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. We believe our responsiveness to stockholder communications to the Board has been excellent. If a formal process for stockholder communications with the Board is adopted, we will publish it promptly and post it on Rigel’s website.

Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Finance or Nominating and Corporate Governance Committee.

CODE OF CONDUCT

We have adopted the Rigel Pharmaceuticals Code of Conduct that applies to all officers, directors and employees. If Rigel makes any amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website. The Code of Conduct is available on our website at http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/codeofconduct.pdf.

PROPOSAL 2

APPROVAL OF AMENDED 2011 EQUITY INCENTIVE PLAN

In February 2017, our Board amended our 2011 Plan, subject to stockholder approval, to (i) increase the number of shares of common stock authorized for issuance under the 2011 Plan by 4,500,000 shares, and (ii) add a definitive term of ten years to any stock appreciation rights granted. We refer to the 2011 Plan, as amended by the Board in January 2017, as the “Amended 2011 Plan” throughout this proxy statement. A description of the material terms of the Amended 2011 Plan are summarized below.

Our Board is requesting stockholder approval of the Amended 2011 Plan to increase the number of shares of common stock authorized for issuance under the 2011 Plan by 4,500,000 shares. Our Board believes that the Amended 2011 Plan is an integral part of our long-term compensation philosophy and the Amended 2011 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Why we are asking our stockholders to approve the Amended 2011 Plan

Our Board believes it is in the best interests of the Company and our stockholders to approve the Amended 2011 Plan to increase the number of shares available for issuance by an additional 4,500,000 shares. If the Amended 2011 Plan is not approved, we will not have a sufficient amount of authorized shares for future issuances under the 2011 Plan. Prior to the Board approving the Amended 2011 Plan, 13,250,000 shares of common stock were authorized for issuance under the 2011 Plan. As of March 1, 2017, stock options covering an aggregate of 15,277,722 shares of common stock had been granted under the 2011 Plan (including 2,830,643shares that had been returned to the 2011 Plan as a result of cancellations or expirations of awards) and only 802,921 shares of common stock (plus any shares that might be returned to the 2011 Plan in the future as a result of cancellation or expiration of awards) remained available for future grant under the 2011 Plan. If this Proposal 2 is approved, an additional 4,500,000 shares will become available for future grant under the 2011 Plan, which, as discussed below, will, together with the 2000 Equity Incentive Plan (the “2000 Plan”), enable us to make anticipated stock option grants through the end of 2018.

Equity Awards are an Integral Component of our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees and officers. Approval of the Amended 2011 Plan will allow us to continue to grant stock options and other equity awards at levels our Compensation Committee determines to be appropriate in order to attract new employees, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. In addition, to the extent that we expand our business or product lines through the acquisition of other businesses, we anticipate that we would need to provide competitive equity compensation packages to any newly acquired employees. The Amended 2011 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

As of March 1, 2017, approximately 51% of our outstanding equity awards granted pursuant to the Amended 2011 Plan were held by non-executive employees and consultants. We believe it is critical for our long-term success that our employees’ interests are tied to the success of the Company as “owners” of our business. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees. We believe, and the industry benchmarks that we compare ourselves to support the belief, that we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

Our Compensation Committee carefully monitors our annual burn rate, total dilution and equity compensation expense in an effort to maximize stockholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees. In addition, we use industry benchmarks to monitor and evaluate the effectiveness and reasonableness of the equity compensation we offer to our employees and prospective employees, with the goal of attracting and retaining our most valuable human assets while staying within reasonable bounds of what the market requires in a competitive environment. We use a nationally-recognized compensation market intelligence provider in the technology and life sciences industries to benchmark the equity required to remain competitive for non-executive employees and attempt to stay in the middle bands of those benchmarks. Also as discussed in our “Compensation Discussion and Analysis,” our Compensation Committee benchmarks the equity expense associated with equity awards granted to our executive officers against a group of comparable publicly-traded companies, based on such factors as product range, product development stage, market capitalization, number of employees and public status.

The following table provides certain additional information regarding our equity incentive plans, as of March 1, 2017:

As of March 1, 2017(1)
Total number of shares of common stock subject to outstanding stock options	21,901,061
Weighted-average exercise price of outstanding stock options	$5.59
Weighted-average remaining term of outstanding stock options	5.69 year
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock outstanding	122,285,861
Per-share closing price of common stock as reported on NASDAQ Global Market	$2.85

(1)	Includes option awards granted under our 2011 Plan, 2000 Plan, Directors’ Plan and Inducement Plan.

Equity Plan Utilization

The 2000 Equity Incentive Plan (the “2000 Plan”) and 2011 Plan are, collectively, the source of all equity compensation for both our executives and our non-executive employees. The remaining number of shares in the 2000 and 2011 Plans, combined, is about 5,034,243shares. The additional shares added to the Amended 2011 Plan would provide for a pool of available shares under both the 2000 Plan and the 2011 Plan that the Board estimates would cover equity grants until the end of 2018, based on the anticipated grants.

Burn Rate and Overhang

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board monitors our annual stock award burn rate, dilution and overhang, among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our burn rate, dilution, and overhang for the past three fiscal years for all of our equity incentive plans combined with details of each calculation noted below the table.

	2016	2015	2014
Burn Rate	0.056	0.044	0.040
Dilution	0.213	0.212	0.218
Overhang	0.161	0.166	0.175

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year).
(2)

Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year) /(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

(3)

Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Important Aspects of our Amended 2011 Plan Designed to Protect our Stockholders’ Interests

The Amended 2011 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares. The Amended 2011 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

No liberal change in control provisions. The definition of change in control in our Amended 2011 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual corporate transaction or change in control occurring.

•

Repricing is not allowed. The Amended 2011 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2011 Plan.

•

Share counting provisions. The share reserve under the Amended 2011 Plan is reduced one share for each share of common stock issued pursuant to an option or stock appreciation right and 1.64 shares for each share of common stock issued pursuant to a Full-Value Award. This helps to ensure that management and our Compensation Committee is using the share reserve effectively and with regard to the value of each type of equity award.

•

Submission of amendments to Amended 2011 Plan to stockholders. The Amended 2011 Plan requires stockholder approval for material amendments to the Amended 2011 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2011 Plan.

•

Flexibility in designing equity compensation scheme. The Amended 2011 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock bonus awards, restricted stock awards, stock unit awards, stock appreciation rights and performance stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•

Limit on equity awards. The Amended 2011 Plan limits the number of shares of common stock available for equity awards such that no employee may be granted options covering more than to 1,500,000 shares in a calendar year and performance stock awards covering more than to 1,500,000 shares in a calendar year.

DESCRIPTION OF THE AMENDED 2011 PLAN

The material terms of the Amended 2011 Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2011 Plan. Stockholders are urged to read the actual text of the Amended 2011 Plan, in its entirety, which is appended to this Proxy Statement as Appendix A.

GENERAL

The Amended 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonus awards, restricted stock awards, stock unit awards, stock appreciation rights and performance stock awards (collectively “awards”). Incentive stock options granted under the Amended 2011 Plan are intended to qualify as

“incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). Nonstatutory stock options granted under the Amended 2011 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, we have granted only stock options under the Amended 2011 Plan.

PURPOSE OF THE AMENDED 2011 PLAN

The Amended 2011 Plan provides a means by which employees, directors and consultants of the Company and our affiliates may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates. All of our approximately 168 personnel (81 employees, 6 directors and 81 consultants) are eligible to participate in the Amended 2011 Plan.

ADMINISTRATION

Our Board has the authority to administer the Amended 2011 Plan. Subject to the provisions of the Amended 2011 Plan, the Board has the power to construe and interpret the Amended 2011 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise, purchase or strike price of each stock award, the types of consideration permitted to exercise or purchase each stock award, and other terms of the awards.

Repricing. In the event of a decline in the value of our common stock, our Board does not have the authority to offer participants the opportunity to reduce the exercise price of outstanding options or to replace outstanding options with new options and/or cash without obtaining stockholder approval within 12 months prior to such event.

The Board has the power to delegate administration of the Amended 2011 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more “outside directors” in accordance with Section 162(m) of the Code or solely of two or more “non-employee directors” in accordance with Rule 16b‑3 of the Exchange Act. This limitation excludes from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director) in excess of the Code or Exchange Act limits and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m) of the Code.

Our Board has delegated administration of the Amended 2011 Plan to the Compensation Committee of the Board. As used herein with respect to the Amended 2011 Plan, the “Board” refers to any committee the Board appoints as well as to our Board itself. All determinations, interpretations and constructions made by the Board in good faith will be final, binding and conclusive on all persons.

STOCK SUBJECT TO THE AMENDED 2011 PLAN

Subject to any adjustments for changes in our capitalization, if this Proposal 2 is approved by our stockholders, an aggregate of 17,750,000 shares of common stock will be reserved for issuance under the Amended 2011 Plan. The shares of common stock subject to the Amended 2011 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

The number of shares available for issuance under the Amended 2011 Plan are reduced by (i) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.64 shares for each share of common stock issued pursuant to stock bonus awards, restricted stock awards, stock unit awards, performance stock awards, or other stock awards granted under the Amended 2011 Plan.

If awards granted under the Amended 2011 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Amended 2011 Plan. If unvested shares of common stock issued pursuant to stock awards under the Amended 2011 Plan are forfeited or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the Amended 2011 Plan. If a stock award granted under the Amended 2011 Plan is settled in cash, then the shares of common stock not issued under such stock award will again become available for issuance under the Amended 2011 Plan.

To the extent there is a share of common stock issued pursuant to a stock award that counted as 1.64 shares against the number of shares available for issuance under the Amended 2011 Plan and such share of common stock again becomes available for issuance under the Amended 2011 Plan, then the number of shares of common stock available for issuance under the Amended 2011 Plan will increase by 1.64 shares.

If shares of common stock subject to an award are not delivered to a participant because such shares instead are withheld for payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award, then the number of shares that are not delivered will not again be available for issuance under the Amended 2011 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the Amended 2011 Plan.

ELIGIBILITY

Incentive stock options may be granted under the Amended 2011 Plan only to employees (including officers) of the Company and our affiliates. Employees (including officers), directors and consultants of both the Company and our affiliates are eligible to receive all other types of awards under the Amended 2011 Plan.

No incentive stock option may be granted under the Amended 2011 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Amended 2011 Plan and any other such plans of the Company and our affiliates) may not exceed $100,000.

No employee may be granted options under the Amended 2011 Plan covering more than 1,500,000 shares of common stock during any calendar year (the “Section 162(m) Limitation”).

TERMS OF OPTIONS

Options may be granted under the Amended 2011 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the Amended 2011 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant, which is defined under the Amended 2011 Plan to be the closing price of our common stock on the day immediately preceding the grant date. As of March 1, 2017, the closing price of our common stock as reported on the Nasdaq Global Market was $2.85 per share.

The exercise price of options granted under the Amended 2011 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other the Company common stock owned by the participant, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement or (iv) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the Amended 2011 Plan may become exercisable, or “vest,” in cumulative increments, as determined by the Board. Shares covered by currently outstanding options under the Amended 2011 Plan typically vest monthly during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”), and certain options do not begin to vest until the first anniversary of the grant date. In the last 2 years, performance milestone-contingent options have also been grant to executives. Shares covered by options granted in the future under the Amended 2011 Plan may be subject to different vesting terms. Our Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Amended 2011 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting.

Tax Withholding. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned the Company common stock or by a combination of these means.

Term; Termination of Service. The maximum term of options under the Amended 2011 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the Amended 2011 Plan generally terminate upon the earlier to occur of the original expiration date of the option and three months after termination of the participant’s service. However, in the event that (i) a participant’s termination is due to the participant’s permanent and total disability (as defined in the Code), the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination (but in no event beyond the original expiration date of the option); or (ii) the participant dies before the participant’s service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (but in no event beyond the original expiration date of the option). A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service; provided, that the option may not, in any event, be exercised beyond the original expiration date of the option.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months (that need not be consecutive) after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

RESTRICTIONS ON TRANSFER

Typically, the participant may not transfer an option other than by will or by the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

TERMS OF STOCK BONUS AWARDS AND RESTRICTED STOCK AWARDS

Stock bonus awards may be granted under the Amended 2011 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the Amended 2011 Plan pursuant to restricted stock purchase agreements. No stock bonus awards or restricted stock awards have been granted under any equity plan of the Company.

Payment. Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of our common stock on the date the award is made or the date of purchase. Our Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Amended 2011 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement (except with respect to payment of par value) or (ii) in any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock sold or awarded under the stock bonus agreement or restricted stock purchase agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. Our Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Amended 2011 Plan.

Termination of Service. Upon termination of a participant’s service, the Company may repurchase or otherwise reacquire any shares of stock that have not vested as of such termination under the terms of the restricted stock purchase agreement.

Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such transfer is expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

TERMS OF STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted under the Amended 2011 Plan pursuant to stock appreciation rights agreements. No stock appreciation rights have been granted under any equity plan of the Company.

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of the aggregate fair market value of our common stock on the date of exercise over the strike price, determined by the Board on the date of grant.

Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, any combination of these means, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Term. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term, which will be no greater than 10 years.

TERMS OF STOCK UNIT AWARDS

Stock unit awards may be granted under the Amended 2011 Plan pursuant to stock unit award agreements. No stock unit awards have been granted under any equity plan of the Company.

Consideration. The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means, as determined by the Board.

Vesting. Stock unit awards vest at the rate specified in the stock unit award agreement, as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future, however.

Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.

PERFORMANCE-BASED STOCK AWARDS

Under the Amended 2011 Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees of the Company and its affiliates and directors of the Company are eligible to receive performance-based stock awards under the Amended 2011 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance-based stock awards may not exceed the value of 1,500,000 shares of the Company’s common stock.

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. While we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable).

In granting a performance-based stock award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. If the award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the Amended 2011 Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2011 Plan will be determined by the Board, based on a service condition or on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi)

share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; and (xxxi) other measures of performance selected by the Board.

The Board is authorized, at any time in its sole discretion, to adjust or modify the calculation of a performance goal for a performance period in order to prevent the dilution or enlargement of the rights of participants, (I) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (II) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Rigel, or the financial statements of Rigel, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (III) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (a) to exclude the dilutive effects of acquisitions or joint ventures; (b) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (c) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

Compensation attributable to performance-based stock awards under the Amended 2011 Plan may qualify as performance-based compensation, provided that: (i) the award is granted by a Compensation Committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing, prior to the granting (or exercisability) of the award, that the performance goal has been satisfied.

ADJUSTMENT PROVISIONS

If any change is made to the outstanding shares of the Company’s common stock without the Company’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made to the type(s), class(es) and number of shares of common stock subject to the Amended 2011 Plan and outstanding awards. In that event, the Amended 2011 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Amended 2011 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of (i) a sale, lease or other disposition of all or substantially all of the Company’s securities or assets, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may continue or assume awards outstanding under the Amended 2011 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

The Amended 2011 Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding awards under the Amended 2011 Plan will terminate prior to such event and shares of common stock subject to the Company’s repurchase option may be repurchased by the Company, notwithstanding whether the holder is still providing services to the Company.

The acceleration of an award in the event of a corporate transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

Our Board may suspend or terminate the Amended 2011 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Amended 2011 Plan will terminate on March 22, 2021.

Our Board generally may amend the Amended 2011 Plan at any time or from time to time; provided, that no amendment may impair the rights under existing awards without the participant’s written consent. In addition, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Amended 2011 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b‑3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Amended 2011 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b‑3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. Our Board may submit any other amendment to the Amended 2011 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

In the event of a decline in the value of our common stock, our Board does not have the authority to offer participants the opportunity to reduce the exercise price of any outstanding stock awards or to replace any outstanding stock awards with new stock awards without obtaining stockholder approval within 12 months prior to such event.

FEDERAL INCOME TAX INFORMATION

The following is a summary of the principal United States federal income tax consequences to employees and the Company with respect to participation in the Amended 2011 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2011 Plan. The Amended 2011 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options. Incentive stock options under the Amended 2011 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Amended 2011 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. Upon the receipt of shares under a restricted stock award, the participant normally will recognize ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any, for the restricted stock. However, an exception to this general rule may apply if the stock is subject to certain types of vesting restrictions such that it is subject to a “substantial risk of forfeiture” (as defined in Section 83 of the Code). In such event, unless the participant makes a Section 83(b) election under the Code within 30 days after the acquisition of the restricted stock, he or she generally will not recognize any income until such “substantial risk of forfeiture” lapses, and the income recognized will be based on the fair market value of the stock on such future date. In addition, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin on the date the “substantial risk of forfeiture” lapses. If a participant files a Section 83(b) election, he or she must report ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any. When the participant later sells such shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term or short-term depending on the length of time the shares are held.

With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Restricted Stock Bonus Awards. Upon receipt of a restricted stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock bonus award are unvested and subject to reacquisition or repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company’s reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the vested shares subject to that unit are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a Compensation Committee solely comprising “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m) of the Code only if (i) the award is granted by a Compensation Committee solely comprising “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

NEW PLAN BENEFITS

Awards under the Amended 2011 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the Amended 2011 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended 2011 Plan.

OPTION TRANSACTIONS

The following table presents certain information with respect to outstanding options granted under the 2011 Plan as of March 1, 2017 to (i) our Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all current employees and consultants, including officers who are not executive officers, as a group.

Name	Number of Options Granted as of March 1, 2017
Raul R. Rodriguez	2,400,000
Ryan D. Maynard	1,200,000
Dolly Vance	1,200,000
Anne-Marie Duliege, MD	300,000
Eldon C. Mayer III	100,000
All Current Executive Officers as a Group (7 individuals)	5,785,000
All Current Directors who are not Executive Officers as a Group (6 individuals)	—
All Current Employees and consultants, excluding Executive Officers, as a Group (73 individuals)	6,074,333
Each Other Current 5% Holder or Future 5% Recipient	—
Total	11,859,333

No shares have been issued under the 2011 Plan to any associate of any director, nominee or executive officer.

REQUIRED VOTE

Stockholders are requested in this Proposal 2 to approve the Amended 2011 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Amended 2011 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Amended 2011 Plan will not go into effect if our stockholders do not vote “FOR” the approval of the amendments to the 2011 Plan. A copy of the Amended 2011 Plan is appended to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDED 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

In February 2017, our Board amended our Directors’ Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Directors’ Plan by 800,000 shares. We refer to the Directors’ Plan, as amended by the Board in March 2017, as the “Amended Directors’ Plan” throughout this proxy statement.

Why we are asking our stockholders to approve the Amended Directors’ Plan

Our Board believes it is in the best interests of the Company and our stockholders to approve the Amended Directors’ Plan to increase the number of shares available for issuance by an additional 800,000 shares. Without this amendment, we will not have a sufficient amount of authorized shares for future issuances under the Directors’ Plan. Prior to this amendment subject to this Proposal 3, an aggregate total of 1,235,000 shares of common stock was authorized for issuance under the Directors’ Plan. As of March 1, 2017, stock options covering an aggregate of 1,485,869shares of common stock had been granted under the Directors’ Plan (including 319,051 shares that had been returned to the Directors’ Plan as a result of cancellations or expirations of awards) and only 68,182 shares of common stock (plus any shares that might be returned to the Directors’ Plan in the future as a result of cancellation or expiration of awards) remained available for future grant under the Directors’ Plan. If this Proposal 3 is approved, an additional 800,000 shares will become available for future grant under the Amended Directors’ Plan, which, as discussed below, will provide for annual grants under the Directors’ Plan for this year and the following year, and will also provide enough shares for initial option grants to two new directors over that time period.

Equity Awards are an Integral Component of our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our directors. Approval of the Amended Directors’ Plan will allow us to continue to grant stock options at levels our Compensation Committee determines to be appropriate in order to attract new directors, retain our existing directors and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value.

The following table provides certain additional information regarding our equity incentive plans, as of March 1, 2017:

As of March 1, 2017(1)
Total number of shares of common stock subject to outstanding stock options	21,901,061
Weighted-average exercise price of outstanding stock options	$5.59
Weighted-average remaining term of outstanding stock options	5.69 years
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock outstanding	122,285,861
Per-share closing price of common stock as reported on NASDAQ Global Market	$2.85

(1)	Includes option awards granted under our 2011 Plan, 2000 Plan, Inducement Plan and Directors’ Plan.

Equity Plan Utilization

The Amended Directors’ Plan is intended to provide for annual grants, as described in the Amended Directors’ Plan, for our current non-employee directors, for this year and the following year. The Amended Directors’ Plan will also provide enough shares for initial option grants to two new directors over that time period.

Overhang and Burn Rate

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board monitors our annual stock award burn rate, dilution and overhang, among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our burn rate, dilution, and overhang for the past three fiscal years for all of our equity incentive plans combined with details of each calculation noted below the table.

	2016	2015	2014
Burn Rate (1)	0.056	0.044	0.040
Dilution (2)	0.213	0.212	0.218
Overhang (3)	0.161	0.166	0.175

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year).
(2)

Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year) /(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

(3)

Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Important Aspects of our Amended Directors’ Plan Designed to Protect our Stockholders’ Interests

The Amended Directors’ Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares. The Amended Directors’ Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

No liberal change in control provisions. The definition of change in control in our Amended Directors’ Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual corporate transaction or change in control occurring.

•

Repricing is not allowed. The Amended Directors’ Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended Directors’ Plan.

•

Submission of amendments to Amended Directors’ Plan to stockholders. The Amended Directors’ Plan requires stockholder approval for material amendments to the Amended Directors’ Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended Directors’ Plan.

•

Limit on equity awards. The Amended Directors’ Plan fixes, through the use of automatic, non-discretionary grants, the number of shares of common stock available for stock options that may be granted each year to each non-employee director.

•	Limit on cash compensation. The Amended Directors’ Plan sets a limit on the amount of cash compensation payable by the Company to a Non-Employee Director per year.

DESCRIPTION OF THE AMENDED DIRECTORS’ PLAN

The material terms of the Amended Directors’ Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Amended Directors’ Plan. Stockholders are urged to read the actual text of the Amended Directors’ Plan in its entirety, which is appended to this Proxy Statement as Appendix B.

GENERAL

The Amended Directors’ Plan provides for the automatic grant of nonstatutory stock options to eligible non-employee directors of the Company. Options granted under the Amended Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

Our Board adopted the Amended Directors’ Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of our current non-employee directors are eligible to participate in the Amended Directors’ Plan.

ADMINISTRATION

Our Board administers the Amended Directors’ Plan. The Board has the power to construe and interpret the Amended Directors’ Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or other terms of the option, except to the extent such terms are not specified in the Amended Directors’ Plan. All determinations, interpretations and constructions made by the Board in good faith will be final, binding and conclusive on all persons.

The board may not delegate administration of the Amended Directors’ Plan to a committee.

In addition, except as provided otherwise under the Directors’ Plan, the Directors’ Plan contains the following limits on compensation that may be payable to our Non-Employee Directors:  (i) the maximum number of shares of Common Stock subject to Options that may be granted under the Plan or otherwise during any one calendar year to any Non-Employee Director is limited to 80,000 for initial grants and 40,000 for annual grants, as described below, and (ii) the maximum amount of cash compensation that may be payable by the Company to a Non-Employee Director is limited to $150,000 per year.

ELIGIBILITY

The Amended Directors’ Plan provides that options may be granted only to non-employee directors of the Company. A “non-employee director” is defined in the Amended Directors’ Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate. As of March 1, 2017, we had six non-employee directors.

STOCK SUBJECT TO THE AMENDED DIRECTORS’ PLAN

Subject to adjustments for changes in our capitalization, if this Proposal 3 is approved by our stockholders, an aggregate of 2,035,000 shares of common stock will be reserved for issuance under the Amended Directors’ Plan.

If options granted under the Amended Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Amended Directors’ Plan. Shares not issued pursuant to a “net exercise” of an option or withheld in satisfaction of withholding taxes will not again become available for issuance under the Amended Directors’ Plan. In addition, if the exercise price of any option is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the Amended Directors’ Plan.

TERMS OF OPTIONS

The following is a description of the terms of options granted under the Amended Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below, except as otherwise noted.

Automatic Grants. Each person who is elected or appointed for the first time to be a non-employee director automatically is granted an option to purchase 80,000 shares of our common stock on the date of his or her initial election or appointment as a non-employee director. In addition, the Amended Directors’ Plan provides for the automatic, non-discretionary grant of an option to purchase 40,000 shares of our common stock to each non-employee director on the day following each annual meeting of our stockholders, if such non-employee director continues to serve as a director on such date, prorated to reflect any full quarters during which he or she did not serve as a non-employee director.

Exercise Price; Payment. The exercise price of each option granted under the Amended Directors’ Plan will be 100% of the fair market value of the stock subject to the option on the date of the grant, which is defined under the Amended Directors’ Plan to be the closing price of our common stock on the trading day immediately preceding the grant date. As of March 1, 2017, the closing price of our common stock as reported on the Nasdaq Global Market was $2.85 per share.

The exercise price of options granted under the Amended Directors’ Plan must be paid (i) in cash or check, (ii) by delivery of other the Company common stock owned by the participant, (iii) pursuant to a broker-assisted exercise program established under Regulation T, as promulgated by the Federal Reserve board, (iv) pursuant to a ‘net exercise’ arrangement or (v) by a combination of the foregoing means.

Repricing. In the event of a decline in the value of our common stock, our Board does not have the authority to offer participants the opportunity to reduce the exercise price of outstanding options or to replace outstanding options with new options and/or cash without obtaining stockholder approval within twelve months prior to such event.

Option Exercise. Options granted under the Amended Directors’ Plan become exercisable in cumulative increments, or “vest,” during the participant’s service as a director of the Company or during any subsequent employment of the participant and/or service by the participant as an employee or a consultant to the Company or an affiliate (collectively, “service”). Options granted as initial grants vest in accordance with the schedule that results in a shorter period of full vesting—that is, either (i) in 36 substantially equal monthly installments over three years or (ii) in equal monthly installments beginning on the date that the director is first appointed to the Board and ending on the date of the annual meeting at which the director is first scheduled to be considered for election by the stockholders. Options granted as annual grants before the 2008 annual meeting of stockholders vest in equal installments over the three year period following the date of grant and options granted as annual grants on or after the 2008 annual meeting of stockholders vest in equal monthly installments over the year following the date of grant. Options granted under the Amended Directors’ Plan do not permit exercise prior to vesting.

Term; Termination of Service. The term of options under the Amended Directors’ Plan is ten years. Options under the Amended Directors’ Plan generally terminate upon the earlier to occur of the original expiration date of the option and three months after termination of the participant’s service. However, in the event that (i) a participant’s termination is due to the participant’s permanent and total disability (as defined in the Code), the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination (but in no event beyond the original expiration date of the option); or (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (but in no event beyond the original expiration date of the option).

If the exercise of the option following the termination of the participant’s service (other than upon the optionholder’s death or disability) would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months (that need not be consecutive) after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Other Provisions. The option agreement may contain other terms, provisions and conditions not inconsistent with the Amended Directors’ Plan, as determined by our Board.

RESTRICTIONS ON TRANSFER

Typically, the participant may not transfer an option otherwise than by will or by the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, stock split or other capitalization adjustment, may change the class and number of shares of common stock subject to the Amended Directors’ Plan and outstanding options. In that event, the Board will make appropriate adjustments to (i) the class and the maximum number of shares of common stock subject to the Amended Directors’ Plan, and (ii) the class, number of shares and price per share of common stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of a change in control (as described below and defined in the Amended Directors’ Plan), each option granted under the Amended Directors’ Plan and held by an option holder whose continuous service has not terminated immediately prior to the change in control, will immediately vest and become exercisable. The Amended Directors’ Plan provides that, in the event of (i) a sale, lease or other disposition of all or substantially all of our securities or assets, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may continue or assume any options outstanding under the Amended Directors’ Plan or may substitute similar options. If any surviving or acquiring corporation does not assume such options or substitute similar options, then with respect to options held by participants who are in continuous service with the Company or an affiliate prior to such an event, the vesting of such options will be accelerated in full and the options will terminate if not exercised at or prior to such event.

For purposes of the Amended Directors’ Plan, a change in control generally will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

(i)

the acquisition (other than from the Company) by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)

the individuals who, as of the effective date of the Amended Directors’ Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director will, for purposes of the Amended Directors’ Plan, be considered as a member of the Incumbent Board; or

(iii)	the closing of:
(a)

a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(b)	a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

Our Board may suspend or terminate the Amended Directors’ Plan without stockholder approval or ratification.

Our Board may also amend the Amended Directors’ Plan and the options outstanding thereunder at any time or from time to time. However, no amendment of the Amended Directors’ Plan may impair the rights and obligations of a participant under any options granted under the Amended Directors’ Plan prior to the amendment unless the participant consents in writing. In addition, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Amended Directors’ Plan to satisfy Rule 16b‑3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Amended Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b‑3 of the Exchange Act or satisfy the requirements of Section 162(m) of the Code or any securities exchange listing requirements. Our Board may submit any other amendment to the Amended Directors’ Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

The following is a summary of the principal United States federal income tax consequences to participants in the Amended Directors’ Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended Directors’ Plan. The Amended Directors’ Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Nonstatutory stock options granted under the Amended Directors’ Plan generally have the following federal income tax consequences.

There are no tax consequences to the optionholder or to us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year.

NEW PLAN BENEFITS

The following table presents certain information with respect to options that we expect to grant under the Amended Directors’ Plan during fiscal 2017 to our non-employee directors.

Name	Number of Options to be Granted in 2017
Bradford S. Goodwin	40,000
Gary A. Lyons	40,000
Walter H. Moos, Ph.D.	40,000
Keith A. Katkin	40,000
Peter S. Ringrose, Ph.D.	40,000

All Non-Employee Directors as a Group (6 persons)	200,000

OPTION TRANSACTIONS

The following table presents certain information with respect to outstanding options granted under the Directors’ Plan as of March 1, 2017 to all our current directors who are not executive officers as a group.

Name	Number of Options Granted as of March 1, 2017
Bradford S. Goodwin	200,000
Gary A. Lyons	200,000
Walter H. Moos, Ph.D.	200,000
Keith A. Katkin	120,000
Peter S. Ringrose, Ph.D.	200,000
Stephen A. Sherwin, M.D.	200,000
All current Directors who are not Executive Officers as a Group (6 persons)	1,120,000

Since its inception, no shares have been issued under the Directors’ Plan to any employee, including our executive officers, or any associate of any director, nominee or executive officer, and no person has been issued or will be issued five percent or more of the total amount of shares issued under the Directors’ Plan.

REQUIRED VOTE

Stockholders are requested in this Proposal 3 to approve the amendment described above to the Directors’ Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors’ Plan, as described above. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The amendment to the Directors’ Plan will not go into effect if our stockholders do not vote “FOR” the approval of the amendment to the Directors’ Plan. A copy of the Directors’ Plan, as amended, is appended to this Proxy Statement as Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The compensation of our Named Executive Officers subject to the vote is disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure contained in this proxy statement.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our compensation policies and decisions are designed to motivate our management team to create long-term value for our stockholders by achieving strategic business objectives while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. Further, we believe that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce and experienced executives to lead us successfully in a competitive environment. We believe that our current executive compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders. We encourage you to review carefully the “Compensation Discussion and Analysis” beginning on page 46 of this proxy statement and the tabular and other disclosures on executive compensation beginning on page 57 of this proxy statement.

Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of every year.

After consideration, our Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. The Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Board also considered that at the 2011 Annual Meeting, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Stockholders should note, however, that because the advisory vote on executive compensation occurs well into the compensation year, and because the different elements of our executive compensation program are designed to operate as part of an integrated program, it may not be appropriate or feasible to modify our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

The Board is asking our stockholders to indicate their preferred voting frequency by voting for one, two or three years.

While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year, or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or us, the Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE OF “ONE YEAR” FOR PROPOSAL 5.

PROPOSAL 6
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

In connection with the audit of the 2016 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for the Company, which engagement agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015 by Ernst & Young LLP, the Company’s independent registered public accounting firm (in thousands).

	Fiscal Year Ended
	2016	2015
Audit fees	$902	$845
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$902	$845

“Audit fees” consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2016 included $80,000 fees associated with our “at-the-market” public offering and $34,000 related to an underwritten public offering which was completed in February 2017.

“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No such fees were billed during either fiscal year 2016 or 2015.

“Tax fees” include fees for tax compliance, tax planning and tax advice. No tax fees were billed in 2016 or 2015.

“All other fees” consist of fees for products and services other than the services described above. No such fees were billed during either fiscal year 2016 or 2015.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm, or on an individual, explicit case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

MANAGEMENT
EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief summary of the business experience of each of our executive officers as of March 1, 2017.

Name	Age	Position
Raul R. Rodriguez	56	President and Chief Executive Officer and Director
Dolly A. Vance	52	Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary
Ryan D. Maynard	47	Executive Vice President and Chief Financial Officer
Esteban Masuda, Ph.D.	55	Senior Vice President, Research
Anne-Marie Duliege, M.D.	57	Executive Vice President and Chief Medical Officer
Eldon C. Mayer III	55	Executive Vice President and Chief Commercial Officer
Joseph Lasaga	42	Vice President, Business Development and Alliance Management

Raul R. Rodriguez’s biography is set forth under the heading “Proposal 1—Election of Directors” above.

Dolly A. Vance has served as our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary since May 2010. Ms. Vance had been serving as Senior Vice President, General Counsel and Corporate Secretary since January 2007 and Vice President and General Counsel since January 2003. She joined Rigel in September 2000 as Rigel’s first in-house counsel. Until September 2000, she was at the law firm of Flehr Hohbach Test Albritton & Herbert LLP (now Dorsey & Whitney LLP), where she was a partner. Prior to law school she worked in various research laboratories, including the laboratory of Norman Davidson at California Institute of Technology. She holds a Bachelor’s degree from University of California, San Diego and a J.D. from Boston University School of Law.

Ryan D. Maynard has served as our Executive Vice President and Chief Financial Officer since May 2010. Mr. Maynard is also a member of the board of directors of Lion Biotechnologies, Inc., a biotechnology company. He joined Rigel in September 2001 as Corporate Controller and was appointed Assistant Secretary in October 2001. In June 2006 he became Vice President of Finance and Acting Chief Financial Officer and became our Vice President and Chief Financial Officer in January 2007. Prior to joining Rigel, Mr. Maynard was Corporate Controller and Director of Finance and Accounting for Personify, Inc., an e-commerce software company, from November 1999 to April 2001. From July 1998 to October 1999 he served as Controller of General Magic, Inc. and from July 1994 to June 1998 he held various positions at Siliconix, Inc., most recently as Senior Finance Manager. He previously worked at Ernst & Young, LLP, where he became a certified public accountant. Mr. Maynard holds a B.S. in Commerce—Accounting from Santa Clara University.

Esteban Masuda, Ph.D. Esteban Masuda, Ph.D., was appointed Senior Vice President, Research in September 2016. Before being named to that position, Dr. Masuda held the title of Senior Vice President, Immunology since 2013. He joined Rigel as a scientist in 1998. He has worked on and led numerous drug discovery projects in inflammatory and allergic diseases, and served as the first project leader of the program that led to the discovery of fostamatinib. His work has resulted in: moving several product candidates into clinical development; establishing various corporate partnerships; producing 57 publications; and issuing 49 U.S. patents. Prior to joining Rigel, Dr. Masuda spent seven years at DNAX Research Institute of Molecular and Cellular Biology in cytokine biology. He received a B.S. in biochemistry from University of California, Riverside and a Ph.D. in molecular genetics from Hiroshima University, Japan.

Anne-Marie Duliege, M.D. M.S. has served as our Executive Vice President and Chief Medical Officer since March 2016. Prior to joining Rigel, Dr. Duliege was Chief of Strategic Development and Head of Immuno-oncology at ChemoCentryx, Inc. From 2004 to 2013, Dr. Duliege was at Affymax Inc., initially as Vice President, Clinical, Medical and Regulatory Affairs, and then as Chief Medical Officer. At Affymax, she grew the Clinical Development organization and successfully managed the development of its first marketed product through international clinical studies, resulting in NDA approval by the FDA. In that role, she was responsible for working closely with the FDA on product label and post-marketing requirements, as well as the strategy and implementation of significant post-launch epidemiological studies. She was also responsible for providing critical pipeline development results in support of the Affymax initial public offering and follow-on public offerings, led a major partnership with Takeda, Inc. and contributed to business development projects. Before Affymax, Dr. Duliege worked at Chiron and Genentech. Dr. Duliege received her Doctorate of Medicine, her certification in Pediatrics, and an M.S. in Biostatistics from Paris Medical School, and an M.S. in Epidemiology from the Harvard School of Public Health. She is an Adjunct Clinical Assistant Professor at Stanford’s School of Medicine and the Lucile Packard Children’s Hospital. She also serves on the board of the CIRM, the California Institute for Regenerative Medicine.

Eldon C. Mayer III was appointed as Executive Vice President and Chief Commercial Officer in October 2016. Prior to joining Rigel, Mr. Mayer successfully led the commercial strategy function at Questcor Pharmaceuticals, a Specialty BioPharma company that focused on serious, ultra-rare diseases. As head of commercial operations, Mr. Mayer launched a drug in many new indications, building out a specialty commercial team from 10 to nearly 500 people and growing annual sales to over $1 billion. Prior to that, he held positions of increasing responsibility at a number of biopharma companies including Schering-Plough, ALZA, Chiron, and Connetics, in functional areas including strategic planning, marketing, sales, market research/analytics, operations and finance. Mr. Mayer serves as a member of the Board of Directors for Promet Therapeutics LLC and the National Community Oncology Dispensing Association. Mr. Mayer holds a BS in Finance from Fairleigh Dickinson University and an MBA in Marketing from Syracuse University.

Joseph Lasaga was appointed Vice President, Business Development and Alliance Management in October 2016. Prior to rejoining Rigel, Mr. Lasaga was Vice President, Business Development and Alliance Management at Galena Biopharma, Inc., where he was responsible for managing corporate and business development strategy and activities. From 2010 until 2014, Mr. Lasaga was Director, and later named Senior Director, Business Development at Nektar Therapeutics, where he led licensing activities, managed key alliances and structured research collaborations. He began his career at Rigel in 1998, working in research before moving into business development, most recently as Associate Director. In that role, he served as the alliance manager for all of Rigel’s partners, was an integral member of the negotiating team for Rigel’s outlicensing of fostamatinib to AstraZeneca in early 2010, and managed all other aspects of business development. Mr. Lasaga graduated from San Jose State University with a B.S. in Molecular Biology and earned his M.B.A. in Marketing from San Francisco State University.

Our executive officers are appointed by our Board and serve until their successors are elected or appointed. There are no family relationships among any of our directors or executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of March 1, 2017, stock options covering an aggregate of 21,901,061 shares of common stock were outstanding under the 2011 Equity Incentive Plan (the “2011 Plan”), the 2000 Equity Incentive Plan (the “2000 Plan”), the Inducement Plan, and the 2000 Non-Employee Directors’ Plan (the “Directors’ Plan”) (11,859,333 under the 2011 Plan, 8,067,728 under the 2000 Plan, 854,000 under the Inducement Plan and 1,120,000 under the Directors’ Plan), and 5,152,425 shares of common stock (plus any shares that might in the future be returned to the 2011 Plan, the 2000 Plan, the Inducement Plan and the Directors’ Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2011 Plan, the 2000 Plan, the Inducement Plan and the Directors’ Plan (802,921 shares under the 2011 Plan, 4,231,322 shares under the 2000 Plan, 50,000 shares under the Inducement Plan, and 68,182 shares under the Directors’ Plan). The weighted average exercise price of all options outstanding as of March 1, 2017 was approximately $5.59 ($3.69 for shares under the 2011 Plan, $8.60 for shares under the 2000 Plan, $3.53 for shares under the Inducement Plan, and $5.55 for shares under the Directors’ Plan), and the weighted average remaining term of such options was approximately 5.69 years (6.49 years under the 2011 Plan, 4.0 years under the 2000 Plan, 9.67 years under the Inducement Plan, and 6.43 years under the Directors’ Plan). Except as set forth above, as of March 1, 2017, there were no shares of common stock that were subject to issuance upon the exercise of outstanding non-compensatory warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 122,286,903 shares of common stock were outstanding as of the record date.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,257,233	$6.24	9,067,566	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	20,257,233	$6.24	9,067,566	(1)

(1)	Includes 2,518,870 shares of common stock authorized for future issuance under the Purchase Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2017 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Rigel Pharmaceuticals, Inc., 1180 Veterans Boulevard, South San Francisco, CA 94080.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders
Entities Affiliated with FMR LLC(2) 245 Summer Street Boston, MA 02109	14,840,579	12.14%
Wellington Management Company, LLP(3) 348 Congress Street Boston, MA 02210	10,561,239	8.64%
Entities Affiliated with Great Point Partners, LLC(4) 165 Mason St., 3rd Floor’ Greenwich, CT 06830	9,105,691	7.45%
Entities Affiliated with BlackRock, Inc.(5) 40 East 52nd Street New York, New York 10022	8,626,132	7.05%
Directors and executive officers
Raul R. Rodriguez(6)	2,332,010	1.87%
Dolly A. Vance (7)	1,347,840	1.09%
Ryan D. Maynard(8)	1,335,486	1.08%
Anne-Marie Duliege, M.D.(9)	109,375	*
Eldon C. Mayer III(10)	3,125	*
Walter H. Moos, Ph.D.(11)	198,888	*
Stephen A. Sherwin, M.D.(12)	196,666	*
Peter S. Ringrose, Ph.D.(13)	196,666	*
Bradford S. Goodwin(14)	206,666	*
Gary A. Lyons(15)	196,666	*
Keith A. Katkin (16)	116,666	*
All executive officers and directors as a group (13 persons)(17)	6,712,102	5.21%

*      Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 122,285,861 shares of the common stock of the Company outstanding on March 1, 2017, adjusted as required by rules.

(2)

FMR, LLC is a parent holding company and is the beneficial owner of 14,840,579 shares with sole voting power with respect to 3,773,707 shares and sole dispositive power with respect to all of the shares. Fidelity Growth Company Fund, is the beneficial owner of 7,814,795 shares of the common stock outstanding. And has sole voting power with respect to 7,814,795 shares.  Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)

Wellington Management Group LLP, formerly known as Wellington Management Company, LLP, (“Wellington Management”), an investment adviser in accordance with Rule 13d‑1(b)(1)(ii)(E) promulgate under the Exchange Act, may be deemed to have beneficial ownership of 10,561,239 shares of the common stock of the Company that are held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends or the proceeds from the sale of such securities. No such client is known to have such right or power with respect to more than five percent of the Company’s common stock.

(4)

Biomedical Value Fund, L.P. (“BVF”) is the record owner of 2,296,749 shares of Common Stock (the “BVF Shares”). Great Point Partners, LLC (“Great Point”) is the investment manager of BVF, and by virtue of such status may be deemed to be the beneficial owner of the BVF Shares. Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, and Mr. David Kroin (“Mr. Kroin”), as special managing member of Great Point, has voting and investment power with respect to the BVF Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares. Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the record owner of 3,528,338 shares of Common Stock (the “BOVF Shares”). Great Point is the investment manager of BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BOVF Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares. GEF-SMA, LP (“GEF-SMA”) is the record owner of 2,496,466 shares of Common Stock (the “GEF-SMA Shares”). Great Point is the investment manager of GEF-SMA, and by virtue of such status may be deemed to be the beneficial owner of the GEF-SMA Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-SMA Shares, and therefore may be deemed to be the beneficial owner of the GEF-SMA Shares. Class D Series of GEF-PS, L.P. (“GEF-PS”) is the record owner of 784,138 shares of Common Stock (the “GEF-PS Shares”). Great Point is the investment manager of GEF-PS and by virtue of such status may be deemed to be the beneficial owner of the GEF-PS Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-PS Shares, and therefore may be deemed to be the beneficial owner of the GEF-PS Shares

(5)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022. BlackRock, Inc. possesses sole voting power over 8,417,792 shares and sole dispositive power over 8,626,132 shares.
(6)	Includes 2,279,999 shares subject to stock options that are exercisable within 60 days.
(7)	Includes 1,344,186 shares subject to stock options that are exercisable within 60 days.
(8)	Includes 1,335,486 shares subject to stock options that are exercisable within 60 days.
(9)	Includes 109,375 shares subject to stock options that are exercisable within 60 days.
(10)	Includes 3,125 shares subject to stock options that are exercisable within 60 days.

(11)	Includes 196,666 shares subject to stock options that are exercisable within 60 days.
(12)	Includes 196,666 shares subject to stock options that are exercisable within 60 days.
(13)	Includes 196,666 shares subject to stock options that are exercisable within 60 days.
(14)	Includes 196,666 shares subject to stock options that are exercisable within 60 days.
(15)	Includes 196,666 shares subject to stock options that are exercisable within 60 days.
(16)	Includes 116,666 shares subject to stock options that are exercisable within 60 days.
(17)	Includes shares owned by and granted to executive officers and directors. Includes 6,628,228 shares subject to stock options that are exercisable within 60 days, as described in the notes above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our executive compensation program and philosophy, our compensation-setting process, our executive compensation program components, and the decisions made in 2016 and early 2017 with respect to the compensation of each of the following executive officers, who are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our “Named Executive Officers”:

•	Raul R. Rodriguez, our President and Chief Executive Officer;
•	Anne-Marie Duliege, M.D., our Executive Vice President and Chief Medical Officer (since March, 2016);
•	Eldon C. Mayer, III, our Executive Vice President and Chief Commercial Officer (since October, 2016);
•	Ryan D. Maynard, our Executive Vice President and Chief Financial Officer; and
•	Dolly A. Vance, our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary.

Overview of Compensation Program and Philosophy

Our executive officer compensation program is intended to meet three principal objectives:

•	Retain key executive talent and motivate our management team to create long-term value for our stockholders by achieving our strategic business objectives;
•	Effectively manage the risks and challenges inherent in a clinical stage biotechnology company; and
•	Ensure that a material portion of compensation is tied to company performance, including the achievement of strategic business objectives, product development, financial performance and cash position.

Based on this philosophy, our performance-driven compensation program consists of three components: base salary, short-term cash incentive compensation, and long-term equity incentive compensation. Our Compensation Committee has determined that these three components, with a substantial portion of total compensation allocated to “at-risk” performance-based incentives through the use of short-term and long-term incentive compensation, best align the interests of our executive officers with those of our stockholders. While our Compensation Committee does not have any formal policies for allocating compensation among the three components, our Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation is competitive, targeting the 50th to 75th percentile of similarly-situated executives among our peers, and that we are able to attract and retain capable executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.

The following key governance features underlie our compensation program:

•	Our executive compensation programs are administered by our Compensation Committee comprised solely of independent directors.
•

Our executive compensation programs are structured to avoid inappropriate risk taking by our executive officers. Please see the discussion entitled “Risk Assessment of Compensation Policies and Practices” beginning on page 14 for more information on how our Compensation Committee concluded that the risks arising from our employee compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on us and instead encourage behaviors that support sustainable value generation.

Response to Say-on-Pay Vote

Our Compensation Committee values the opinions of our stockholders and considers the outcome of each non-binding advisory stockholder vote on the compensation program for our named executive officers, commonly referred to as a “say on pay” vote, when we make compensation decisions for the members of our executive team, including the Named Executive Officers.

We held a “say-on-pay” vote on executive compensation at our annual stockholder meeting in 2015. Our stockholders approved, on an advisory basis, the “say-on-pay” vote proposal, with approximately 99% of stockholders voting on such matter voting in favor of the proposal. In evaluating our compensation practices in early 2016, we were mindful of the support our stockholders expressed in 2015 for our philosophy of linking compensation to our operating and organizational objectives and the enhancement of stockholder value. As a result, for 2016, our Compensation Committee retained its general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. Our Compensation Committee will continue to consider stockholder concerns and feedback in the future.

In May of 2016 we again held a “say-on-pay” vote on executive compensation at our 2016 annual stockholder meeting. Our stockholders again approved, on an advisory basis, the “say-on-pay” vote proposal. However, this time just over 70% of stockholders voting on such matter voted in favor of the proposal. In response to this change from 2015, we consulted industry experts, advisors and some of our stakeholders, and believe the change was primarily driven by two components: (1) the combination of an increase in the number of stock option grants to the CEO over the prior year and increase in the CEO’s total compensation without a contemporary increase in total stockholder return (TSR), and (2) concerns with incomplete disclosure of short-term incentive performance goals. Given this feedback, we have enhanced our disclosure to provide a detailed explanation of the circumstances of the compensation decisions for 2015 and 2016 to provide perspective and rationale for why these decisions were believed to be reasonable, and have provided more detail about the short-term incentive performance goals.

In November 2014, Raul R. Rodriguez was promoted to President and CEO from his position as President and COO. At this time, Mr. Rodriguez did not receive a pay increase. In fact, Mr. Rodriguez, and the rest of executive management received salary freezes in January of 2014. Therefore, initially, Mr. Rodriguez was paid in his position as CEO the same salary that he had been receiving since 2013 in his position as President and COO. In 2015, in recognition of his new title and increased responsibilities, Mr. Rodriguez received an 8.75% increase in base pay; no other executive received an increase in base pay for 2015. Stock option grants to Mr. Rodriguez in 2015 were more commensurate with his new title, as opposed to the grants he received in 2014, and half of those options were tied to the achievement of performance goals that had no guarantee of coming to fruition. The Board was attempting to bring Mr. Rodriguez’s compensation to be more in line with those of the other CEOs in our peer group.

In 2016, Mr. Rodriguez received a 3% increase in salary, believed to be equal to or lower than the cost of living increase in the San Francisco Bay Area. Mr. Rodriguez received a similar stock grant to the grant he received in 2015 (though slightly lower in number), and again, had half of these options based on the performance of certain goals. These performance goals are directly linked to the performance of the Company’s furthest along drug candidate in phase 3 clinical trials—a goal believed to be the primary driver of creating long term value in the Company.  Of note, Mr. Rodriguez’s total direct compensation in both 2015 and 2016 was below the median for CEOs of our peer group. We work in a fairly specialized industry, and we compete for executive talent with our peers. Therefore, we determined that providing competitive compensation to Mr. Rodriguez by raising his total compensation to a level comparable to those of our peers was and is imperative to his retention. We would also like to point out that the CEO and all of executive management received salary freezes again in 2017.

With regard to the disclosure of short-term incentive goals, we need to be reasonably vague in the prospective description of these goals, since it amounts to a detailed roadmap of that year’s business plan.  However, we have endeavored to provide increasing detail for the rationale behind the grant of these awards retrospectively (Please see page 51 Short-Term Incentive Cash Compensation). We have also tried to provide additional granularity in the decision-making process this year. The following business highlights provide a perspective for the bases of the short-term incentive award decisions.

Business Highlights

From a business perspective, 2016 was a transformative year for Rigel, both in the clinic and in its corporate structure. Since the beginning of 2016, our clinical efforts yielded the following significant events:

•

In January and April 2016, we completed patient enrollment of the first (047) and second placebo-controlled phase 3 studies with fostamatinib for the treatment of immune thrombocytopenic purpura (ITP).

•	In February 2016, we announced initiation of a phase 2 clinical trial to evaluate fostamatinib as a potential treatment for autoimmune hemolytic anemia (AIHA).
•

In August and October 2016, we reported results from the three FIT phase 3 studies of fostamatinib for the treatment of ITP, the 047 and 048 studies, as well as the open-label long-term extension study (the 049 study): the studies showed that fostamatinib was well tolerated with no surprising safety developments; the first (the 047 study, reported in August) met the primary endpoint, the second (the 048 study, reported in October), which had a placebo responder, did not meet the primary endpoint but showed a similar response rate to the 047 study, and the open-label long-term extension study (the 049 study, also reported in October) showed a statistically significant response rate for placebo recipients from the parent studies in a prospectively defined stable platelet response. We also reported that the combined response rate of the 047 and 048 studies was statistically significant.

•

In January 2017, we reported that the prospectively defined platelet response in the 049 study for placebo recipients from the parent studies continued to show statistical significance, and a post-study analysis of an overall response in the combined 047 and 048 studies, including stable and intermediate responses, was also positive.

•

In January 2017, we also announced that the first cohort (low dose) in the phase 2 study of fostamatinib in IgA nephropathy was completed in 2016 and fostamatinib was shown to be well tolerated, with data suggesting a trend towards improvement (reduction) in proteinuria, the primary end point.

•	In addition, in January 2017 we announced that we expect results for stage 1 of the phase 2 AIHA study, as well as selection of a molecule from its IRAK program for preclinical development, in 2017.

In part in response to the clinical developments, Rigel also saw significant changes in management and began to make the transition to a fully integrated company, reorganizing the distribution of personnel to accommodate a new commercial component of the company. Since the beginning of 2016, we have experienced the following:

•

In March 2016, we announced the appointment of Anne-Marie Duliege, M.D., M.S. to the role of Chief Medical Officer, replacing Elliott Grossbard, M.D., who retired from that position after 14 years with the Company.

•

In September 2016, we announced plans to build a commercial organization to support the potential launch of fostamatinib for the treatment of ITP, reducing our workforce by 38% (46 positions), resulting in a smaller research department that would concentrate on the discovery of small molecules in the areas of immunology and oncology.

•

In September 2016, we also announced the addition of Eldon C. Mayer III as Executive Vice President and Chief Commercial Officer and the retirement of Donald G. Payan, M.D. from both the Board of Directors and his position as Executive Vice President and President of Discovery and Research.

•

In October 2016, we announced the expansion of our executive group, appointing Esteban Masuda, Ph.D. to the role of Senior Vice President, Research and Joseph Lasaga to the role of Vice President, Business Development and Alliance Management.

In addition to the substantial developments listed above, since the beginning of 2016 Rigel also made the following business announcements:

•

In the fourth quarter of 2016 we received a $3 million milestone payment from Bristol-Myers Squibb for their selection of a molecule for IND-enabling toxicology studies in our TGF beta receptor kinase collaboration.

•	We received a $3.3 million milestone payment from BergenBio AS for the advancement of the small molecule AXL inhibitor BGB342, licensed from Rigel, to a phase 2 clinical study.
•	We ended 2016 with $74.8 million in cash, cash equivalents and short-term investments.
•	In February 2017, we raised gross proceeds of $46 million in an underwritten public offering.

Process for Setting Executive Compensation

We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. In order to achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our research, clinical, regulatory, financial and operational performance, and in view of economic and financial conditions affecting the performance period.

Role of Our Compensation Committee

Our Compensation Committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates our performance and the performance of our executive officers, and either approves executive compensation or makes recommendations for ratification by our independent Board members. Between Board meetings, our Compensation Committee consults with various members of management, other committees of the Board or other members of the Board and independent third party consultants, where appropriate, and reviews management’s compensation recommendations. The members of our Compensation Committee are appointed by our Board, and each member is an independent director (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The members of our Compensation Committee are Dr. Walter H. Moos, Mr. Gary A. Lyons and Mr. Keith A. Katkin.

Our Compensation Committee typically meets at least quarterly, and with greater frequency if necessary, to evaluate the performance of our executive officers and the impact that performance had on the achievement of our corporate strategies, business objectives and the long-term interests of our stockholders by:

•	carefully reviewing our corporate objectives and the scientific and business opportunities identified by our senior management and directors;
•	receiving updates on the various compensation options, emerging topics and best practices and customizing those compensation options to our business goals and objectives; and
•	either approving executive compensation arrangements or taking its recommendations to the independent members of the Board for approval.

Typically, such evaluations are made throughout the year, with compensation packages awarded by our Compensation Committee and/or Board at quarterly meetings planned in advance. Awards of performance-based compensation for the previous year are typically made at the first-scheduled Compensation Committee meeting of the year, although circumstances may warrant a later determination if events of the previous year’s work have not fully unfolded. Adjustments to base salary, if any, are also typically made in the first quarter of a calendar year.

Role of Management in Executive Compensation

For executive compensation decisions, our Compensation Committee considers the recommendations of our President and Chief Executive Officer, Raul R. Rodriguez, but Mr. Rodriguez does not participate in the deliberations or determination of his own compensation. Mr. Rodriguez annually leads the development of our corporate objectives and goals, which are typically reviewed and recommended by our Compensation Committee and approved by the Board. Alternatively, our Compensation Committee may set the corporate objectives and goals pursuant to the powers delegated under the charter of our Compensation Committee. Mr. Rodriguez provided the Company’s business and operations perspective for our Compensation Committee’s final review of progress made on the goals set for 2016. Dolly Vance, our General Counsel, also provides our Compensation Committee with general and company-specific information regarding compensation matters, as well as updates on compensation of our peer companies, as public information becomes available, if requested by the Compensation Committee. Other than as described above, no other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation. Our Compensation Committee does not delegate any of its functions to others in determining or recommending executive officer compensation and, except as described below, we have not engaged any consultants with respect to executive compensation matters.

Role of our Compensation Committee’s Compensation Consultant in Executive Compensation

From time to time, our Compensation Committee engages a well-established consulting firm to analyze our executive officers’ compensation against the compensation of executive officers at comparable companies to ensure that our compensation is competitive with our peers, with the goal of retaining and adequately motivating our senior management. In November 2015, our Compensation Committee engaged Radford to make recommendations for updating our peer group, and to review and make recommendations regarding our executive compensation for 2016. Radford was invited to attend a Compensation Committee meeting where they presented and discussed their analysis and findings. For 2016, based on the recommendations from Radford, our Compensation Committee established a new peer group, described below in the section entitled “Competitive Market Review and Benchmarking.”

Competitive Market Review and Benchmarking

When considering compensation decisions, our Compensation Committee reviews the compensation of similarly-situated executive officers at companies that we consider to be our peers when such information is available and determined to be meaningful, taking into consideration the experience, position and functional role, level of responsibility and uniqueness of applicable skills of both our executive officers and those of our peers, and the demand and competitiveness for attracting and retaining an individual with each executive officer’s specific expertise and experience in the biotechnology industry. While benchmarking analysis is helpful in determining market-competitive compensation for senior management, leading to better attraction and retention of top-quality executive officers, it is only one factor in determining our executive officers’ compensation, and our Compensation Committee has discretion in determining the nature and extent of its use.

In November 2015 our Compensation Committee engaged Radford to review and identify a new peer group of companies and to assess our 2016 executive compensation packages. Based on that review, and after taking into consideration such factors as product range, product development stage, market capitalization, number of employees and public status, the following companies were identified by our Compensation Committee as our peer group for 2016 compensation determinations:

• Agenus Inc.	• Anthera Pharmaceuticals, Inc.	• ArQule, Inc.
• Array Biopharma Inc.	• Cascadian Therapeutics, Inc.	• ChemoCentryx, Inc.
• Cytokinetics, Incorporated	• Endocyte, Inc.	• Fate Therapeutics, Inc.
• Geron Corporation	• Immunomedics, Inc.	• Infinity Pharmaceuticals, Inc.
• Mirati Therapeutics, Inc.	• OncoMed Pharmaceuticals, Inc.	• Orexigen Therapeutics, Inc.
• Peregrine Pharmaceuticals, Inc.	• Sangamo Biosciences, Inc. (now Sangamo Therapeutics, Inc.)	• Tokai Pharmaceuticals, Inc.

Prior to engagement of Radford for 2016, our Compensation Committee analyzed whether the work of Radford as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Radford, including any business from or related to their parent company, Aon Hewitt; (ii) the amount of fees from our company paid to Radford as a percentage of the firm’s total revenue; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by Radford. Our Compensation Committee determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants has not created any conflict of interest and our Compensation Committee is satisfied with the independence of Radford. Going forward, our Compensation Committee intends to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Executive Compensation Program Components

Base Salary. The base salaries that we pay to our executive officers and other employees are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain officers capable of leading us to achieve our business goals in competitive market conditions. The base salaries of our executive officers are reviewed on at least an annual basis and adjustments are made to reflect performance-based factors, for the Company as well as the individual, and competitive market conditions, as discussed under “Competitive Market Review and Benchmarking” above. Our Compensation Committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Compensation Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer’s contribution to our long-term success, as well as the independent recommendations of our compensation advisors (Radford for 2016). Annual adjustments to salaries are effective as of January 1 of each year, with mid-year adjustments to salaries made under special circumstances, such as promotions or increased responsibilities, or in order to align certain salaries with those of individuals in peer companies.

Short-Term Cash Incentive Compensation. Annual cash incentive compensation is designed both to motivate our executive officers to achieve specified short-term company goals and objectives, and to reward our executive officers when those goals are achieved. The goals and objectives on which the cash incentive compensation is based are also designed to reflect progress towards achieving long-term value for the Company and its stockholders and, as a result, may fluctuate from year to year to reflect our Compensation Committee’s determination of the progress made in that year. Therefore, our Compensation Committee views cash incentive compensation as an important component of both our short-term and long-term compensation packages.

Awards under the cash incentive program are based on a thorough quantitative and qualitative review of facts and circumstances related to company, department, function and individual performance, as compared to the corporate goals approved by our Compensation Committee or the Board during the first part of the performance year. When establishing awards, our Compensation Committee also considers, among other things, general market and industry conditions and economic changes during the relevant performance year.

Each year, our Compensation Committee establishes a target bonus payout based on a percentage of the applicable individual’s base salary. The target bonus payout for an individual varies depending on the individual’s position and responsibilities. The corporate goals established by our Compensation Committee, or recommended by our Compensation Committee for approval by the Board, are designed to be aggressive, but are goals that our Compensation Committee believes can be attained if the Company performs according to plan. In the event the Company or an individual displays exemplary performance for the year, our Compensation Committee, in exercising its discretion, may grant or recommend bonuses in excess of the target bonus levels, up to a maximum of 120% of the individual’s base salary. Alternatively, in the event the Company or an individual displays inadequate performance for the year, our Compensation Committee, in exercising its discretion, may grant or recommend cash bonuses that are less than the target bonus levels or no bonuses at all. Our Compensation Committee uses a threshold of “40% completion of corporate goals” to determine whether bonuses should be received by the executive officers. Generally, in order to be eligible to receive the maximum bonus payout, the Company’s performance must not only exceed the targets established by our Compensation Committee, but the individual’s contribution to that achievement must exceed the contribution expected of that individual in the course of performing his or her duties at the level expected of someone in that individual’s position.

Long-Term Incentive Compensation. Our long-term incentive compensation is in the form of stock option awards and is designed to align a component of our executive officers’ compensation packages with the interests of our stockholders to create long-term value in the Company, as demonstrated through stock price performance. Our Compensation Committee grants options to purchase our common stock to our executive officers that are subject to time-based vesting, in order to tie this element of our compensation program to the long-term appreciation of our stock value, which is dependent on us achieving our corporate goals. Our Compensation Committee has also granted stock options with performance-based vesting to our executive officers, to provide further incentive to achieve important business goals for the Company. Employees in more senior roles have an increasing proportion of their compensation tied to long-term performance, because they are in a position to have greater influence on longer-term results. The value of these options is contingent on company performance and the resulting increase in our stock’s value over time.

We believe that granting equity awards as a significant component of the compensation of our executive officers not only provides a retention incentive during the applicable vesting periods but also aligns the interests of our executive officers with those of our stockholders. While we have not adopted formal stock ownership or holding guidelines, our executive officers generally have held a substantial portion of the equity awards they have received, even long after the awards have vested, which shows the executives’ confidence in our long-term prospects and maintains the alignment between the interests of our executive officers and those of our stockholders over the longer term.

In general, stock options are granted periodically to existing employees, including our executive officers, and upon a new hire or promotion, and are subject to vesting over time, based on the individual’s continued employment. Generally, options granted to an executive officer who became an officer for the first time will vest monthly over a four year period and are not available for exercise until after the first full year of employment, in any position. The exercise price of an option is equal to the fair market value of our common stock on the date of grant, which is equal to the closing price of our stock on the date immediately preceding the grant date. Typically, stock option grants are made to our existing executive officers during the first quarter of each fiscal year, but grants may be made by the Board or our Compensation Committee at other times if, for example, outstanding grants expire unexercised, a mid-year promotion is made or additional responsibilities are taken on or objectives achieved, meriting a supplemental grant, or an equity plan that is low in available shares at the time of grant is replenished later in the year, making available shares to which the individual would otherwise have been entitled.

The factors considered in determining the size of option grants include the executive officer’s position within the Company, the percentage ownership of the Company that the options represent on a fully-diluted basis, the executive officer’s percentage ownership in the Company as compared to the executive officer’s peers both internally and externally at other comparable companies in the biotechnology industry, the vesting status of options already held by the executive officer, if any, and the executive officer’s contributions to both the creation of value and the long-term success of the Company. The Board and Compensation Committee also consider the total option pool available in a given year and the total number of options that may be granted to all employees, including the executive officers.

We grant stock options under our 2000 Plan, our 2011 Plan, and in limited circumstances, our Inducement Plan. Each of the 2000 Plan, the 2011 Plan, and the Inducement Plan prohibit the repricing, exchange or cashing out of stock awards, including stock options, without stockholder approval within 12 months prior to such repricing. We did not reprice any stock options in 2016, despite the fact that our executives hold a significant amount of stock options that are under water. This reflects our commitment to our pay-for-performance philosophy.

2016 Executive Compensation

We believe that our 2016 executive compensation packages were reasonable and consistent with our financial performance, the individual performance of each of our Named Executive Officers and the overall achievement of the goals that we believe create and enhance stockholder value.

Base Salary. As discussed under “Competitive Market Review and Benchmarking” above, when establishing base salaries of our executive officers, our Compensation Committee primarily reviews the base salaries of similarly-situated executive officers at companies that we consider to be our peers. In addition to competitive market conditions, our Compensation Committee also took into account a number of performance-based factors in establishing the 2016 base salaries of the Named Executive Officers, including: each executive officer’s experience, position and functional role, level of responsibility, uniqueness of applicable skills, and the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer’s specific expertise and experience in the biotechnology industry. Our Compensation Committee also assessed each Named Executive Officer’s contributions to the achievement of our corporate goals, as well as the individual’s personal performance.

Our Compensation Committee did not establish individual 2016 personal performance criteria for any of our Named Executive Officers, but considered subjective performance-based factors, including: an executive officer’s ability to lead, organize and motivate teams and instill loyalty, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Compensation Committee also considered turnover trends within a group, meeting deadlines and the results of certain projects. In establishing the 2016 base salaries of our Named Executive Officers, our Compensation Committee assessed each Named Executive Officer’s individual performance against these subjective performance-based factors and determined that each Named Executive Officer performed at or above expectations during 2015.

The 2015 and 2016 base salaries for our Named Executive Officers, along with the percentage increases from 2015 to 2016, are set forth in the table below.

Named Executive Officer	2015 Base Salary	2016 Base Salary	% Increase from Final 2015 Base Salary
Raul R. Rodriguez	$600,000	$618,000	3.0%
Dolly A. Vance	$475,548	489,814	3.0%
Ryan D. Maynard	$441,345	$454,585	3.0%
Anne-Marie Duliege	$—	$450,000	—
Eldon C. Mayer, III	$—	$385,000	—

In determining the 2016 base salary for each of our Named Executive Officers, our Compensation Committee did an analysis of competitive market salaries of similarly-situated executive officers at companies within our peer group, which does not take into account certain attributes such as tenure and experience, as well as the base salaries of the Named Executive Officers relative to each other. Our Compensation Committee also considered the Company’s cash position and market conditions, cost of living in the bay area, as well as the salary freezes for the executives in 2014 and, with the exception of a salary adjustment for the promotion of Mr. Rodriguez to CEO, in 2015. Based on this analysis, Mr. Rodriguez, Ms. Vance and Mr. Maynard received a 3% salary increases in 2016.

Short Term Cash Incentive Compensation.

Our Named Executive Officers’ short-term cash incentive compensation is dependent upon the achievement of specific and objective company performance goals that focus on creating incentives for management to achieve strategically important operational goals designed to translate into longer-term financial performance, as well as specific annual financial goals instrumental to achieving these operational goals and to the overall success of the Company. As reflected by the goals established under our 2016 Cash Incentive Plan (which was attached as an exhibit to our current report on Form 8‑K filed on January 29, 2016) we continue to believe that executive compensation should be tied to goals related to clinical development and regulatory approval with respect to current or potential product candidates, business development, our cash position, and our pipeline of potential product candidates—that is, goals that help increase stockholder value and contribute to the long-term stockholder return and prosperity of the Company, particularly given the volatile nature of our industry.

For performance in fiscal year 2016, an individual was eligible to receive a cash incentive award equal to a percentage of his or her 2016 base salary, based on the achievement of specific corporate goals recommended by our Compensation Committee and approved by the Board at the beginning of fiscal year 2016, pursuant to our 2016 Cash Incentive Plan. Under the 2016 Cash Incentive Plan, target bonus levels for our executive officers, if we performed at plan, range from 40% to 60% of such executive officer’s 2016 base salary, based on position and responsibilities of the executive. The maximum bonus that an executive officer would be eligible to receive is 120% of the executive officer’s 2016 base salary.

The corporate goals established under the 2016 Cash Incentive Plan included:

•	selecting a novel clinical development candidate or identifying a new indication for an existing Rigel molecule (the “Preclinical Development Goal”) (weighted at 10%),
•

completing both phase 3 clinical trials for the Immune Thrombocytopenia Purpura (ITP) indication and progressing NDA filing and processes required for commercialization for such product candidate (the “Phase 3 Goal”) (weighted at 60%),

•	advancing the development of product candidates in phase 2 (the “Phase 2 Goal”) (weighted at 20%), and
•	maintaining a viable cash position for the Company at December 31, 2016 (the “Cash Position Goal”) (weighted at 10%).

Pursuant to its discretionary authority, our Compensation Committee also considered other performance goals, current economic conditions and exceptional and/or inadequate performances by each executive officer when evaluating whether and to what extent to award bonuses.

After consideration of the goals set and the accomplishments achieved by the Company, our Compensation Committee recommended, and the Board approved a payout for each of the Named Executives at 65% of each executive’s target. This payout under the 2016 Cash Incentive Plan was based on the following:

•

Preclinical Development Goal - With the lack of a new clinical candidate being named (albeit close – awaiting confirmatory data) and no new clinical indications substantially identified, a threshold achievement was deemed to be lacking and the Preclinical Development Goal was determined to be 0% achieved.

•

Phase 3 Goal - We completed the two placebo-controlled phase 3 ITP trials, with a consistent responder rate among the two trials, although not reaching statistical significance in one of the trials due to one responder in the placebo group of that trial. This aspect of the overall goal was weighted at 50% of the overall goal achievement and it was determined to be 35% achieved. Positive and consistent data obtained in the long-term extension study contributed to this determination. In addition, good progress was made in the preparation of the NDA for ITP, providing for its anticipated filing in Q1 of 2017. This was weighted at 10% of the overall goal achievement which was determined to be met in full. Adding the 35% and 10% together, it was determined that the Phase 3 Goal was 75% achieved, amounting to 45% of overall goal achievement.

•

Phase 2 Goal - Good progress made in the phase 2 IgA nephropathy study, with data which suggests a positive trend, and with the next cohort beginning to enroll. Reasonable progress was made enrolling the AIHA phase 2 study, albeit slower than anticipated. As such, the Phase 2 Goal was determined to be 50% achieved, amounting to 10% of overall goal achievement.
•

Cash Position Goal –  The 2016 year-end cash position of $74.8 million exceeded the target of $72 million, fully satisfying the Cash Position Goal and amounting to the addition of 10% to the overall goal achievement.

The following table sets forth the target bonus levels (each expressed as a percentage of base salary), and the actual amounts paid, for each of our Named Executive Officers for fiscal year 2016:

Named Executive Officer	Target Bonus Level as % of Base Salary	Max. Bonus Level	Target Bonus ($)	Actual Payment ($)
Raul R. Rodriguez	60%	120%	$370,800	$241,020
Ryan D. Maynard	50%	120%	$227,293	$147,740
Dolly A. Vance	50%	120%	$244,907	$159,190
Anne-Marie Duliege	50%	120%	$179,099	$120,205
Eldon C. Mayer, III	50%	120%	$43,313	$28,453

Long-Term Incentive Compensation. As discussed above, we carefully consider the appropriate amount of stock options to grant our Named Executive Officers, based on each executive’s individual contributions and past performance, percentage ownership of the Company, position with the Company and comparison to the equity ownership of the corresponding executives of our peer companies, and we typically grant stock options in January or February of each year, based on these considerations and in light of the events of the preceding year. In January 2016, after considering each of these factors, our Compensation Committee granted stock options to each of our Named Executive Officers who were employees at the time, as set forth in the table below. Fifty percent of each of these Named Executive Officer’s options are subject to two-year time-based vesting, and 50% of each of these Named Executive Officer’s options are subject to performance-based vesting criteria related to the execution of the phase 3 clinical trials in ITP.

In addition, newly hired executives were given initial stock option grants, either as new hire grants under our 2000 Plan that vest ¼ on the first anniversary of their date of hire and 1/48 per month thereafter for the next 3 years or as inducement grants under our Inducement Plan, three quarters of which vest ¼ on the first anniversary of their date of hire and 1/48 per month thereafter and the other quarter vesting on a monthly basis for a defined term after achievement of one or more specified goals.

Named Executive Officer	Number of Performance- Based Stock Options Awarded	Number of Time- Based Stock Options Awarded
Raul R. Rodriguez	400,000	400,000
Ryan D. Maynard.	150,000	150,000
Dolly A. Vance	150,000	150,000
Anne-Marie Duliege, MD	0	400,000
Eldon C. Mayer III	100,000	300,000

Severance and Change of Control Benefits. Our Named Executive Officers are entitled to certain severance and change of control benefits pursuant to our Change of Control Severance Plan, or Severance Plan, as described in more detail below in the sections entitled “Employment, Severance and Change of Control Agreements” and “2016 Potential Payments Upon Termination or Change of Control Table.” These arrangements provide for a combination of a lump-sum cash severance payment, continued benefits and acceleration of vesting on outstanding equity-based awards upon termination in connection with a change of control, for all of our Named Executive Officers. The change of control provisions contained in these arrangements include a “double trigger,” meaning that they do not become operative in the event of a change of control unless the executive’s employment is terminated involuntarily without cause by the Company, or voluntarily resigns with good reason, in connection with the transaction.

Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect shareholder interests while a transaction is under consideration or pending.

Perquisites and Other Benefits. We provide general employment benefits to our executive officers on the same basis as the benefits provided to all of our employees, including health, vision and dental insurance, term life insurance, and short-term and long-term disability insurance. We do not have programs in place to provide personal perquisites for any employee.

Total Compensation. For further information regarding the 2016 compensation for our Named Executive Officers, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Tax and Accounting Impact on Compensation

The accounting and tax consequences to the Company of certain compensation elements are important considerations for our Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, our Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate accounting and tax consequences of such compensation.

We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m) of the Code, which generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million deduction limit.

We have taken steps to structure payments to executive officers to meet the Section 162(m) requirements, where feasible. Executive compensation at the Company has historically met the annual compensation limit of Section 162(m). Our Compensation Committee, nevertheless, retains the discretion to provide compensation that potentially may not be fully deductible to reward performance or enhance retention. Accordingly, we may grant awards and/or enter into compensation arrangements under which payments are not deductible under Section 162(m).

SUMMARY COMPENSATION TABLE(1)

The following table shows, for the fiscal years ended December 31, 2014, 2015 and 2016 compensation awarded to or paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Raul R. Rodriguez	2016	618,000	1,315,680	241,020	3,354		2,178,054
President and Chief Executive Officer	2015	600,000	1,225,890	306,000	3,897		2,135,787
	2014	551,720	784,290	—	2,155		1,338,165
Ryan D. Maynard	2016	454,585	493,380	147,740	1,170		1,096,875
Executive Vice President, Chief	2015	441,345	476,735	187,571	1,170		1,106,821
Financial Officer	2014	441,345	653,575	—	3,006		1,097,926
Dolly A. Vance	2016	489,814	493,380	159,190	1,794		1,144,178
Executive Vice President, Corporate Affairs,	2015	475,548	476,735	202,108	2,344		1,156,735
General Counsel and Corporate Secretary	2014	475,548	653,575	—	3,042		1,132,165
Anne-Marie Duliege	2016	358,197	604,800	120,205	62,795(3)		1,145,997
Executive Vice President, Chief Medical Officer	2015	—	—	—	—		—
	2014	—	—	—	—		—
Eldon C. Mayer, III	2016	86,625	962,145	28,453	60,838	(3)	1,138,061
Executive Vice President, Chief Commercial	2015	—	—	—	—		—
Officer	2014	—	—	—	—		—

(1)

See “Compensation Discussion and Analysis” above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment, including payment of annual incentives, as well as performance criteria on which such payments were based.

(2)

Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, for option awards granted in 2016, 2015 and 2014, respectively. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 “Stock-Based Compensation” in our Annual Report on Form 10‑K for the year ended December 31, 2016.

(3)	Includes a one-time signing bonus of $60,000.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2016, certain information regarding grants of plan-based awards to the Named Executive Officers:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Closing Market Price on Grant	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Underlying Options (#)	Awards ($/Sh) (2)	Date ($/Sh)	Awards ($)(3)
Raul R. Rodriguez
2011 Plan	1//26/16	—	—	—	800,000	2.74	2.70	1,315,680
2016 Cash Incentive Plan	—	—	370,800	741,600	—	—	—	—
Ryan D. Maynard
2011 Plan	1/26/16	—	—	—	300,000	2.74	2.70	493,380
2016 Cash Incentive Plan	—	—	227,293	542,502	—	—	—	—
Dolly A. Vance
2011 Plan	1/26/16	—	—	—	300,000	2.74	2.70	493,380
2016 Cash Incentive Plan	—	—	244,907	587,777	—	—	—	—
Anne-Marie Duliege
2011 Plan	5/5/16	—	—	—	400,000	2.54	2.43	604,800
2016 Cash Incentive Plan	—	—	179,099	429,837	—	—	—	—
Eldon Mayer, III
2011 Plan	10/10/16	—	—	—	400,000	3.92	3.97	962,145
2016 Cash Incentive Plan	—	—	43,313	103,950	—	—	—	—

(1)

The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2016 under the 2016 Cash Incentive Plan based on the Company’s performance. See “2016 Executive Compensation—Short-Term Cash Incentive Compensation” for a complete description of the 2016 Cash Incentive Plan and the related performance criteria. There are no set thresholds (or equivalent items) with respect to payouts under the 2016 Cash Incentive Plan. Maximum amounts represent the maximum range of discretion of the Compensation Committee to grant bonuses in excess of the target bonus levels.

(2)

The exercise price of options under our 2000 Plan, 2011 Plan and Inducement Plan, pursuant to which option grants were made to our Named Executive Officers in 2016, is set at the fair market value of our common stock on the date of grant, which is defined as the closing price of our common stock on the date immediately preceding the grant date.

(3)

Reflects the aggregate grant date fair value of the awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation. We calculated the estimated fair value of each stock award using the fair value of our common stock on the date of the grant. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 “Stock-Based Compensation” in our Annual Report on Form 10‑K for the year ended December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2016, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Raul R. Rodriguez	80,000	—		11.73	01/31/17
	125,000	—		26.45	01/31/18
	115,000	—		6.49	03/30/19
	125,000	—		9.62	01/20/20
	175,000	—		6.55	05/27/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	150,000	—		6.51	01/30/23
	109,375	40,625	(1)	3.59	02/27/24
	75,000	75,000	(3)	3.59	02/27/24
	431,250	18,750	(2)	2.14	01/26/25
	450,000	—		2.14	01/26/25
	—	400,000	(3)	2.74	01/26/26
	183,333	216,667	(4)	2.74	01/26/26

Ryan D. Maynard	106,911	—		11.73	01/31/17
	75,000	—		26.45	01/31/18
	73,300	—		6.49	03/30/19
	85,000	—		9.62	01/20/20
	120,000	—		6.55	05/27/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	150,000	—		6.51	01/30/23
	91,145	33,855	(1)	3.59	02/27/24
	62,500	62,500	(3)	3.59	02/27/24
	167,708	7,292	(2)	2.14	01/26/25
	175,000	—		2.14	01/26/25
	—	150,000	(3)	2.74	01/26/26
	68,750	81,250	(4)	2.74	01/26/26

Dolly A. Vance	103,788	—		11.73	01/31/17
	90,000	—		26.45	01/31/18
	100,000	—		6.49	03/30/19
	105,000	—		9.62	01/20/20
	67,000	—		6.55	05/27/20
	65,000	—		6.73	02/01/21
	150,000	—		8.15	01/25/22
	150,000	—		6.51	01/30/23
	91,145	33,855	(1)	3.59	02/27/24
	62,500	62,500	(3)	3.59	02/27/24
	167,708	7,292	(2)	2.14	01/26/25
	175,000	—		2.14	01/26/25
	—	150,000	(3)	2.74	01/26/26
	68,750	81,250	(4)	2.74	01/26/26

Anne-Marie Duliege, M.D.	—	400,000	(5)	2.54	05/05/26

Eldon C. Mayer, III, Ph.D.	—	300,000	(6)	3.92	10/10/26
	—	100,000	(7)	3.92	10/10/26

(1)	Vests monthly over four (4) years from January 1, 2014.
(2)	Vests monthly over two (2) years from January 1, 2015.

(3)	Vests upon achievement of certain performance-based milestones.
(4)	Vests monthly over two (2) years from January 1, 2016.
(5)	One-fourth (1/4th) vests one year from March 7, 2016 and the balance vests monthly over the next thirty-six months.
(6)	One-fourth (1/4th) vests one year from October 10, 2016 and the balance vests monthly over the next thirty-six months.
(7)	Vests monthly over two (2) years from achievement of certain performance-based milestones.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2016, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Raul R. Rodriguez	—	—	—	—
Ryan D. Maynard	—	—	—	—
Dolly A. Vance	—	—	—	—
Anne-Marie Duliege	—	—	—	—
Eldon C. Mayer, III	—	—	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

On December 17, 2007, our Board approved our Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees serving as an executive officer at the time of termination, which includes the Named Executive Officers, in exchange for an effective release of claims if such officer’s employment with us is involuntarily terminated by us or our successor without Cause (as defined in the Severance Plan) or due to a Resignation for Good Reason (as defined in the Severance Plan), in either case, on or within 18 months following the effective date of a Change of Control (as defined in the Severance Plan). The severance compensation includes a lump sum cash severance payment calculated using a multiple of the aggregate amount of the eligible employee’s base salary (which is equal to the greater of such eligible employees base salary in effect immediately prior to the Change of Control or the termination) and the average percentage of the target bonus earned over the last two years applied to the current target bonus (referred to as the Eligible Bonus). The multiple ranges from 2.0 for senior vice presidents and vice presidents to 2.5 for any executive vice presidents, President and the Chief Executive Officer. If the plan had been triggered in 2016, each of our Named Executive Officers would have each received a lump sum cash payment equal to 2.5 times the sum of his or her base salary and Eligible Bonus. In November 2008, our Compensation Committee approved and we adopted amendments to the Severance Plan to reflect the requirements of the final regulations of Section 409A of the Code. Among the changes were revised definitions of “qualifying termination,” elimination of the participants’ discretion to choose the order of reduction of benefits if a reduction is necessary under the parachute payment provisions, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release. In December 2010, the Compensation Committee approved, and we adopted, an amendment and restatement of the Severance Plan, effective January 1, 2011, to, among other things, (i) replace the Severance Plan’s parachute payment gross-up provision with a best-after-tax provision, (ii) extend the term of the Severance Plan so that it automatically renews on January 1, 2012 and each subsequent January 1 thereafter and (iii) revise the Severance Plan’s COBRA premium benefit provision. As revised, the Severance Plan provides for continued health benefit eligibility, taxed payment to the executive for COBRA premiums for continuation coverage (including coverage for his or her eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his or her then-outstanding equity awards, and an extended period of one-year from termination to exercise his or her non-expired stock options.

2016 POTENTIAL PAYMENTS UPON  CHANGE IN CONTROL AND TERMINATION TABLE

The following table provides information on severance benefits that would have become payable under the existing employment, severance and change in control agreements if the employment of the indicated named executive officer had terminated on December 31, 2016.

	Voluntary Termination for Good Reason or Involuntary Termination Without Cause After a Change of Control
Name and Principal Position	Health Care Benefits ($)(1)	Salary and Bonus ($)(2)	Equity Acceleration ($)(3)	Estimated Excise Tax Gross-Up ($)(4)
Raul R. Rodriguez	21,769	1,938,975	4,500	—
Ryan D. Maynard	77,612	1,377,961	1,750	—
Dolly A. Vance	33,360	1,484,749	1,750	—
Anne-Marie Duliege	52,234	1,125,000	—	—
Eldon C. Mayer, III	77,612	962,500	—	—

(1)

Represents the full amount of premiums for continued coverage under our group health plans for each executive officer and his or her eligible dependents for 18 months following termination of service, provided the executive officer timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

(2)

Represents the lump sum cash severance benefit equal to 2.5 × (2016 base salary + an amount equivalent to the Expected Percentage of 2016 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

(3)

Represents the spread value of the outstanding unvested options with accelerated vesting benefits that were in the money on December 31, 2016, calculated based on the closing price of our common stock of $2.38 on December 30, 2016, the last trading day of fiscal 2016, over the exercise price of such unvested options subject to vesting acceleration.

(4)

Effective January 1, 2011, we replaced the Severance Plan’s parachute payment gross-up provision with a best-after-tax provision, pursuant to an amendment and restatement of the Severance Plan, as further described in this section above. Accordingly, no gross-up amounts would have been paid as of December 31, 2016.

DIRECTOR COMPENSATION

For services provided in 2016, each non-employee director received, paid on a quarterly basis for quarters served, a yearly retainer of $45,000 and the Chairman of the Board received an additional $40,000. The Audit Committee chair received an additional yearly retainer of $22,000, the Nominating and Corporate Governance Committee chair received an additional yearly retainer of $10,000, the Compensation Committee chair received an additional yearly retainer of $15,000, the Finance Committee chair received an additional yearly retainer of $10,000, and the Scientific & Clinical Trial Advisory Committee Chair received an additional yearly retainer of 15,000. Each non-chair member of the Audit Committee received an additional yearly retainer of $12,000. Each non-chair member of the Compensation Committee received an additional yearly retainer of $10,000. Each non-chair member of the Nominating and Corporate Governance Committee, and Finance Committee received an additional yearly retainer of $5,000. Each non-chair member of the Scientific & Clinical Trial Advisory Committee received an additional yearly retainer of $10,000. In the fiscal year ended December 31, 2016, the total cash compensation earned by non-employee directors was $461,000, of which $345,750 was paid in 2016 and $115,250 was paid in 2017.

In 2016, each non-employee director who continued to serve as a non-employee director automatically received, under the Directors’ Plan, an annual option grant to purchase 40,000 shares of common stock, as further described below. In addition, each person elected or appointed for the first time to be a non-employee director automatically was eligible to receive, upon the date of his or her initial election or appointment to be a non-employee director by the Board or our stockholders, an initial grant to purchase 80,000 shares of common stock on the terms and conditions set forth in the Directors’ Plan.

Each of our non-employee directors receives stock option grants under our Directors’ Plan. Only non-employee directors are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are not intended to qualify as incentive stock options under the Code. Option grants under the Directors’ Plan are non-discretionary. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of our common stock on the date of the option grant. The Board administers the Directors’ Plan such that (a) initial option grants vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to us and (b) annual option grants vest in equal monthly installments over three years from the date of grant. Beginning in 2009, annual grants vested over one year. The term of options granted under the Directors’ Plan is 10 years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, each option either will continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.On May 12, 2016, pursuant to the Directors’ Plan, we granted options to purchase 40,000 shares of common stock to each of Bradford S. Goodwin, Keith A. Katkin, Gary A. Lyons, Walter H. Moos, Peter S. Ringrose and Stephen A. Sherwin, each at an exercise price of $2.40 per share. These options vest in 12 equal monthly installments beginning on the grant date.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

The following table shows the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total($)
Bradford S. Goodwin	77,000	57,148	134,148
Gary A. Lyons	100,000	57,148	157,148
Walter H. Moos, Ph.D.	75,000	57,148	132,148
Keith A. Katkin	67,000	57,148	124,148
Peter S. Ringrose, Ph.D.	70,000	57,148	127,148
Stephen A. Sherwin, M.D.	72,000	57,148	129,148
Total	461,000	342,888	803,888

(1)

Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 “Stock-Based Compensation” in our Annual Report on Form 10‑K for the year ended December 31, 2016.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become a director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such persons have a 5% or greater beneficial ownership interest.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of, among other things, the parties to the transaction, the interests, direct and indirect, of the related persons, a description of the purpose of the transaction, all of the material facts of the proposed transaction, the benefits to the Company of the transaction and whether any alternative transactions were available, whether the proposed transaction is on terms comparable to terms available to or from an unrelated third party and management’s recommendation regarding the proposed transaction.

To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Transactions

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Rigel stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials and/or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker, or, if you are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at your address and would like to request “householding” of their communications, please contact your broker(s).

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Dolly A. Vance
Corporate Secretary

South San Francisco, California
March 29, 2017

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10‑K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, RIGEL PHARMACEUTICALS, INC., 1180 VETERANS BOULEVARD, SOUTH SAN FRANCISCO, CA 94080.

Appendix A

RIGEL PHARMACEUTICALS, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED: MARCH 23, 2011

APPROVED BY STOCKHOLDERS MAY 19, 2011

AMENDED FEBRUARY 3, 2012

APPROVED BY STOCKHOLDERS MAY 22, 2012

AMENDED FEBRUARY 8, 2013

APPROVED BY STOCKHOLDERS MAY 14, 2013

AMENDED JANUARY 26, 2016

APPROVED BY STOCKHOLDERS MAY 10, 2016

AMENDED FEBRUARY 2, 2017

APPROVED BY STOCKHOLDERS [MAY 11, 2017]

TERMINATION DATE: MARCH 22, 2021

1.PURPOSES.

(a) The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.DEFINITIONS.

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).
(e) “Common Stock” means the common stock of the Company.
(f) “Company” means Rigel Pharmaceuticals, Inc., a Delaware corporation.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board of Directors of the Company.
(k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b‑3.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(y) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(z) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.

(aa) “Plan” means this Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan.
(bb) “Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor to Rule 16b‑3, as in effect from time to time.
(cc) “Securities Act” means the Securities Act of 1933, as amended.
(dd) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock, a stock unit award and a stock appreciation right.

(ee) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.
(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(a) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b‑3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(a) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(b) Cancellation and Re-Grant of Stock Awards. Notwithstanding anything to the contrary in the Plan, neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, or (iii) effect any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 17,750,000 shares of Common Stock, which number consists of (i) 3,500,000 shares of Common Stock initially reserved for issuance under the Plan plus (ii) 600,000 shares of Common Stock approved by the Board in February 2012 and subsequently approved by the Company’s stockholders plus (iii) 7,000,000 shares of Common Stock approved by the Board in February 2013 and subsequently approved by the Company’s stockholders plus (iv) 2,150,000 shares of Common Stock approved by the Board in January 2016 and subsequently approved by the Company’s stockholders plus (v) 4,500,000 shares of Common Stock approved by the Board in January 2016 and subsequently approved by the Company’s stockholders.

(b) Subject to subsection 4(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under subsection 7(d) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and sixty-four hundredths (1.64) shares for each share of Common Stock issued pursuant to a Stock Bonus Award, Restricted Stock Award, Stock Unit Award or Performance Stock Award.
(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and sixty-four hundredths (1.64) shares against the number of shares available for issuance under the Plan pursuant to subsection 4(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this subsection 4(c)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and sixty-four hundredths (1.64) shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or stock appreciation right, or the issuance of shares under a stock bonus award, restricted stock award or stock unit award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

(a) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and stock appreciation rights may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million five hundred thousand (1,500,000) shares of Common Stock during any calendar year.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S‑8 Registration Statement under the Securities Act (“Form S‑8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S‑8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S‑3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S‑8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock; (2) according to a deferred payment or other similar arrangement with the Optionholder; (3) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or (4) in any other form of legal consideration that may be acceptable to the Board. At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options, as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request. Except as explicitly provided herein, an Option may not be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise.

(a) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(b) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(c) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(d) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(e) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(f) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(g) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction (as defined in section 11(c)) in which such Option is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Option Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

7.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(iii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(a) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(iii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iv) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(v) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(vi) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(a) Stock Unit Awards. Each stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock unit award agreements may change from time to time, and the terms and conditions of separate stock unit award agreements need not be identical, provided, however, that each stock unit award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a stock unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the stock unit award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a stock unit award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a stock unit award, the Board may impose such restrictions or conditions to the vesting of the stock unit award as it, in its sole discretion, deems appropriate.

(iii) Payment. A stock unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the stock unit award agreement.

(iv) Additional Restrictions. At the time of the grant of a stock unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a stock unit award after the vesting of such stock unit award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a stock unit award, as determined by the Board and contained in the stock unit award agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the stock unit award in such manner as determined by the Board. Any additional shares covered by the stock unit award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying stock unit award agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable stock unit award agreement, such portion of the stock unit award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(a) Stock Appreciation Rights. Each stock appreciation right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock appreciation right agreements may change from time to time, and the terms and conditions of separate stock appreciation right agreements need not be identical; provided, however, that each stock appreciation right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each stock appreciation right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the stock appreciation right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such stock appreciation right, and with respect to which the Participant is exercising the stock appreciation right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the stock appreciation right.

(ii) Vesting. At the time of the grant of a stock appreciation right, the Board may impose such restrictions or conditions to the vesting of such stock appreciation right as it, in its sole discretion, deems appropriate.

(iii) Exercise. To exercise any outstanding stock appreciation right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the stock appreciation right agreement evidencing such stock appreciation right.

(iv) Payment. The appreciation distribution in respect to a stock appreciation right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the stock appreciation right agreement evidencing such stock appreciation right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her stock appreciation right (to the extent that the Participant was entitled to exercise such stock appreciation right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the stock appreciation right agreement), or (ii) the expiration of the term of the stock appreciation right as set forth in the stock appreciation right agreement. If, after termination, the Participant does not exercise his or her stock appreciation right within the time specified herein or in the stock appreciation right agreement (as applicable), the stock appreciation right shall terminate.

(vi) Term. No stock appreciation right shall be exercisable after the expiration of ten (10) years from the date it was granted.

8.COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.MISCELLANEOUS.

(a) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(b) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(d) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company (either by actual delivery or attestation) owned and unencumbered shares of Common Stock of the Company.

(h) Performance Stock Awards. A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Stock Awards described in this subsection 10(h) shall not exceed the value of one million five hundred thousand (1,500,000) shares of Common Stock.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(j) Compliance with Section 409A. To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Stock Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding a Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

11.ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c) and 10(h) and (ii) the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service. Notwithstanding the foregoing, Options granted under the 1997 Stock Option Plan shall be subject to subsection 11(c) below in the event of a dissolution or liquidation of the Company.

(c) Corporate Transaction. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b‑3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

RIGEL PHARMACEUTICALS, INC.

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

ADOPTED AUGUST 18, 2000

APPROVED BY STOCKHOLDERS SEPTEMBER 11, 2000

EFFECTIVE DATE: DECEMBER 4, 2000

AMENDED AND RESTATED APRIL 24, 2003

AMENDED AND RESTATED JUNE 20, 2003

APPROVED BY STOCKHOLDERS JUNE 20, 2003

AMENDED AND RESTATED APRIL 22, 2005

APPROVED BY STOCKHOLDERS JUNE 2, 2005

AMENDED AND RESTATED JANUARY 31, 2007

APPROVED BY STOCKHOLDERS MAY 31, 2007

AMENDED AND RESTATED SEPTEMBER 18, 2007

AMENDED AND RESTATED FEBRUARY 21, 2008

APPROVED BY STOCKHOLDERS MAY 29, 2008

AMENDED AND RESTATED MAY 19, 2009

AMENDED AND RESTATED JANUARY 28, 2010

APPROVED BY STOCKHOLDERS MAY 27, 2010

AMENDED AND RESTATED JANUARY 28, 2010

APPROVED BY STOCKHOLDERS MAY 27, 2010

AMENDED AND RESTATED FEBRUARY 4, 2011

APPROVED BY STOCKHOLDERS MAY 19, 2011

AMENDED AND RESTATED FEBRUARY 8, 2013

APPROVED BY STOCKHOLDERS MAY 14, 2013

AMENDED BY THE COMPENSATION COMMITTEE FEBRUARY 27, 2014

AMENDED BY THE BOARD JANUARY 27, 2015

AMENDED BY THE COMPENSATION COMMITTEE JUNE 16, 2015

AMENDED AND RESTATED JANUARY 26, 2016

APPROVED BY STOCKHOLDERS MAY 10, 2016

AMENDED AND RESTATED FEBRUARY 2, 2017

APPROVED BY STOCKHOLDERS [MAY 11, 2017]

1.PURPOSES.

(a) Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

(b) Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.DEFINITIONS.

(e)  “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(f) “Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the criteria specified in subsection 6(b) of the Plan.
(g) “Annual Meeting” means the annual meeting of the stockholders of the Company.
(h) “Board” means the Board of Directors of the Company.

(i) A  “Change in Control,” with respect to Options granted on or after the effective date of the Plan, will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

(i) the acquisition (other than from the Company, by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the individuals who, as of the effective date of the Plan, are members of the Board (the  “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

(iii) the closing of:

(1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Optionholder shall supersede the foregoing definition with respect to Options subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(j) “Code” means the Internal Revenue Code of 1986, as amended.
(k) “Common Stock” means the common stock of the Company.
(l) “Company” means Rigel Pharmaceuticals, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(n) “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s service. For example, a change in status without interruption from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(o) “Director” means a member of the Board of Directors of the Company.
(p) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(q) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
(a) “Initial Grant” means an Option granted to a Non-Employee Director who meets the criteria specified in subsection 6(a) of the Plan.
(b) “IPO Date” means the effective date of the initial public offering of the Common Stock.
(c) “Non-Employee Director” means a Director who is not an Employee.
(d) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(e) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(f) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(g) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(h) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(i) “Plan” means this Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan.
(j) “Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor to Rule 16b‑3, as in effect from time to time.
(k) “Securities Act” means the Securities Act of 1933, as amended.

3.ADMINISTRATION.

(a)	Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.
(b)	Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine the provisions of each Option to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Option as provided in Section 12.
(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)

Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(d)

Cancellation and Re-Grant of Options. Notwithstanding anything to the contrary in the Plan, neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Option under the Plan, (ii) cancel and re-grant any outstanding Option under the Plan, or (iii) effect any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 2,035,000 shares of Common Stock, which number consists of (i) 33,333 shares of Common stock initially reserved for issuance under the Plan plus (ii) 66,667 shares of Common stock approved by the Board in April 2003 and subsequently approved by the Company’s stockholders plus (iii) 225,000 shares of Common Stock approved by the Board in April 2005 and subsequently approved by the Company’s stockholders plus (iv) 110,000 shares of Common Stock approved by the Board in January 2007 and subsequently approved by the Company’s stockholders plus (v) 100,000 shares of Common Stock approved by the Board in February 2008 and subsequently approved by the Company’s stockholders plus (vi) 350,000 shares of Common Stock approved by the Board in January 2010 and subsequently approved by the Company’s stockholders plus (vii) 250,000 shares of Common Stock approved by the Board in February 2011 and subsequently approved by the Company’s stockholders plus (viii) 100,000 shares of Common Stock approved by the Board in February 2013 and subsequently approved by the Company’s stockholders plus (ix) 800,000 shares of Common Stock approved by the Board in January 2016 and subsequently approved by the Company’s stockholders.

(b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any shares subject to an Option are not delivered to an Optionholder because the Option is exercised through a reduction of shares subject to the Option ( i.e ., “net exercised”), the number of shares that are not delivered to the Optionholder shall not remain available for issuance under the Plan. If any shares subject to an Option are not delivered to an Optionholder because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, the number of shares that are not delivered to the Optionholder shall not remain available for subsequent issuance under the Plan. If the exercise price of any Option is satisfied by tendering shares of Common Stock held by the Optionholder (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.ELIGIBILITY.

The Options as set forth in section 6 automatically shall be granted under the Plan to all Non-Employee Directors who meet the specified criteria.

6.NON-DISCRETIONARY GRANTS.

(a) Initial Grants. Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant to purchase eighty thousand (80,000) shares of Common Stock on the terms and conditions set forth herein.

(b) Annual Grants. Without any further action of the Board, a Non-Employee Director shall be granted an Annual Grant as follows: On the day following each Annual Meeting commencing with the Annual Meeting in 2014, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase forty thousand (40,000) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to the Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director.

(c) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Options granted under the Plan or otherwise during any one calendar year to any Non-Employee Director shall not exceed the limits described in Sections 6(a) and 6(b) above. The maximum amount of cash compensation that may be payable by the Company to a Non-Employee Director shall not exceed $150,000 per year. The Board may make exceptions to the cash compensation limit in the immediately preceding sentence of this Section 6(c) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional cash compensation may not participate in the decision to award such compensation.

7.OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of the following methods:
(i) By cash or check.

(ii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal , by delivery to the Company of shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes shall include delivery to the Company of the Optionholder’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Optionholder may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(iii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal , pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(iv) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;  provided, however,  that the Company shall accept a cash or other payment from the Optionholder to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares;  provided, further, however,  that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Optionholder as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations.

(d) Transferability. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request. Except as explicitly provided herein, an Option may not be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise.

(e) Exercise Schedule. The Option shall be exercisable as the shares of Common Stock subject to the Option vest.
(f) Vesting Schedule.
(i) Each Option granted as an initial grant shall vest in accordance with the schedule set forth below that results in a shorter period of full vesting:
(1) 1/36th of the shares of Common Stock subject to the Option shall vest each month after the date of grant over a period of three (3) years; or

(2) the Option shall vest in equal monthly installments after the date of grant over a period commencing on the date that the Optionholder is appointed for the first time to be a Non-Employee Director by the Board and ending on the date of the Annual Meeting at which the Optionholder is first scheduled to be considered for election to be a Non-Employee Director by the stockholders of the Company.

(ii) Each Option granted as an annual grant before the Annual Meeting in 2008 shall vest such that 1/36th of the shares of Common Stock subject to such Option shall vest each month after the date of grant over a period of three (3) years; and each Option granted as an annual grant on or after the Annual Meeting in 2008 shall vest such that 1/12th of the shares of Common Stock subject to such Option shall vest each month after the date of grant over a period of one (1) year.

(g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.MISCELLANEOUS.

(a) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b) No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(e) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

11.ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Board shall appropriately and proportionately adjust (i) the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, (ii) the class(es) and number of securities and price per share of stock subject to outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Corporate Transaction. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Options outstanding under the Plan or may substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan. In the event no surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders who are in Continuous Service immediately prior to such an event, the vesting of such Options (and the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

(c) Change in Control. Upon a Change in Control, all Options held by each Optionholder whose Continuous Service has not terminated immediately prior to the Change in Control shall become fully vested and exercisable immediately prior to the effectiveness of such Change in Control.

12.AMENDMENT OF THE PLAN AND OPTIONS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b‑3 or any Nasdaq or securities exchange listing requirements. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b‑3 or any Nasdaq or securities exchange listing requirements; provided, however, that the Board may not amend Section 6 to increase the non-discretionary grants or limitations on cash compensation described therein without stockholder approval.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing an Option, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RIGEL PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS 1180 VETERANS BLVD. SOUTH SAN FRANCISCO, CA 94080 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E23189-P87427 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RIGEL PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Withhold ! ! ! ! 1a. Walter H. Moos, Ph.D For Against Abstain 1b. Raul R. Rodriguez ! ! ! ! ! ! ! ! ! 2. Approval of the 2011 equity incentive plan, as amended. 3. Approval of the 2000 non-employee directors stock option plan, as amended. 4. Advisory vote on executive compensation. The Board of Directors recommends you vote 1 year on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! For ! Against ! Abstain 5. Selection of frequency of "say-on-pay" proposal. The Board of Directors recommends you vote FOR the following proposal: ! ! ! 6. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E23190-P87427 RIGEL PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2017 The undersigned stockholder hereby appoints Raul R. Rodriguez and Dolly A. Vance, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rigel Pharmaceuticals, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Thursday, May 11, 2017, at 1180 Veterans Boulevard, South San Francisco, California 94080, and any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 6, AND THE "ONE-YEAR" FREQUENCY ALTERNATIVE FOR PROPOSAL 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side V.1.2